                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-29901


                                                        One Astoria Federal
                                                        Plaza
                                                        Lake Success, NY
                                                        11042-1085
Astoria Financial Corp. Logo                            (516) 327-3000

                                                                 October 3, 1997

Dear Former Stockholder of The Greater New York Savings Bank:

     On September 30, 1997, Astoria Financial Corporation ("AFC") acquired The Greater New York Savings Bank ("GNYSB") pursuant to an Agreement and Plan of Merger entered into by AFC, Astoria Federal Savings and Loan Association ("Astoria Federal") and GNYSB on March 29, 1997, as amended, and the related Plan of Bank Merger (together, the "Merger Agreement"), which provided for the merger of GNYSB with and into Astoria Federal with Astoria Federal being the surviving corporation (the "Merger"). As described in the Joint Proxy Statement-Prospectus referred to below, the Merger Agreement provides that, upon consummation of the Merger, the aggregate consideration payable to stockholders of GNYSB Common Stock will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Accordingly, each share of GNYSB Common Stock (including shares of GNYSB Series A ESOP Convertible Preferred Stock, which were converted into shares of GNYSB Common Stock prior to the consummation of the Merger) has been converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described in the accompanying materials, therefore no guarantee can be given that any stockholder's election will be honored. Holders of shares of GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B are entitled to receive an equal amount of shares of a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

     AFC is now asking you to indicate whether you wish to elect to receive in exchange for each share of GNYSB Common Stock: (i) 0.5 of a share of AFC Common Stock (a "Stock Election"), (ii) $19.00 in cash (a "Cash Election"), (iii) a Stock Election with respect to some of your shares of GNYSB Common Stock and a Cash Election with respect to your remaining shares of GNYSB Common Stock (a "Split Election") or (iv) whatever is left after the election of the other holders of shares of GNYSB Common Stock and, to the extent necessary, the application of certain random selection procedures (a "No-Election"). Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of GNYSB Common Stock a holder must elect to convert to AFC Common Stock must equal or exceed 100 shares. Therefore, any holder of GNYSB Common Stock who owns less than 100 shares must elect a Cash Election or No-Election or be treated as having made a No-Election. A failure to properly make an Election as described below will be treated as a No-Election. To assist you in making this election, enclosed are an Election Form and Letter of Transmittal (the "Election Form"), a Notice of Guaranteed Delivery and a Prospectus Supplement to the original Joint Proxy Statement-Prospectus, dated June 24, 1997, which was sent to holders of record of GNYSB Common Stock as of June 19, 1997. The Prospectus Supplement is attached to this letter, and a copy of the original Joint Proxy Statement-Prospectus is also enclosed.

     Because the value of AFC Common Stock changes in the market, it is possible that the value of AFC Common Stock to be received for each share of GNYSB Common Stock will be worth more or less than the $19.00 per share under the cash payment alternative when the stock consideration is received. For example, based upon the closing price per share of AFC Common Stock of $50 5/16 on September 30, 1997 and the exchange ratio of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock, the market value of the AFC Common Stock to be received would be $25 5/32 per share of GNYSB Common Stock. Each holder of GNYSB Stock Certificates is urged to check current market price information of AFC Common Stock prior to making an election. AFC Common Stock trades on the National Market System of the Nasdaq Stock Market under the symbol "ASFC."

     You will need to complete, sign and return the accompanying Election Form to the Exchange Agent, ChaseMellon Shareholder Services, L.L.C., in order to indicate whether you wish to make a Stock Election, a Cash Election, a Split Election or a No-Election.

     We urge you to consult your own financial advisor before making your election. Moreover, although certain federal income tax consequences of the Merger to former GNYSB stockholders are described in the Prospectus Supplement, you should consult your own tax advisor because of the complexities of the federal, state and local tax laws. WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD MAKE A STOCK ELECTION, A CASH ELECTION, A SPLIT ELECTION OR A NO-ELECTION.

     IT IS IMPORTANT THAT YOU READ THE ACCOMPANYING DOCUMENTS CAREFULLY, COMPLETE AND SIGN THE ENCLOSED ELECTION FORM AND ENSURE THAT IT, TOGETHER WITH ALL STOCK CERTIFICATES REPRESENTING YOUR GNYSB COMMON STOCK TO WHICH THE ELECTION FORM RELATES, OR A PROPERLY COMPLETED AND SIGNED NOTICE OF GUARANTEED DELIVERY, IS ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT ONE OF THE PROPER LOCATIONS SPECIFIED IN THE ELECTION FORM BY 5:00 P.M., EASTERN TIME, ON OCTOBER 17, 1997. IF SUCH MATERIALS ARE NOT ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT ONE OF THE PROPER LOCATIONS BY THE PROPER TIME, YOU WILL BE DEEMED TO HAVE MADE A NO-ELECTION AND WILL RECEIVE EITHER CASH, AFC COMMON STOCK OR A COMBINATION THEREOF, DEPENDING UPON THE CHOICES MADE BY OTHER HOLDERS OF GNYSB STOCK CERTIFICATES.

     If you have any questions, please call the Information Agent, ChaseMellon Shareholder Services, L.L.C., toll-free at (888) 213-0887.

                                          Sincerely,

                                          George L. Engelke, Jr. Signature
                                          George L. Engelke, Jr.
                                          Chairman, President and
                                          Chief Executive Officer

                             PROSPECTUS SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT-PROSPECTUS
                              DATED JUNE 24, 1997
                            ------------------------

                         ASTORIA FINANCIAL CORPORATION

    This Prospectus Supplement (the "Supplement") is being furnished to former holders of Common Stock, par value $1.00 per share ("GNYSB Common Stock"), of The Greater New York Savings Bank ("GNYSB"), which was, until September 30, 1997, a New York State chartered stock savings bank, as a supplement to the Joint Proxy Statement-Prospectus, dated June 24, 1997 (the "Proxy Statement-Prospectus"), of GNYSB and Astoria Financial Corporation, a Delaware corporation ("AFC"). The Proxy Statement-Prospectus was previously sent to holders of record of GNYSB Common Stock as of June 19, 1997 in connection with the Special Meeting of Stockholders of GNYSB held on August 1, 1997 (the "Special Meeting"). An additional copy of the Proxy Statement-Prospectus is enclosed herewith. At the Special Meeting, GNYSB stockholders approved the Agreement and Plan of Merger, dated as of the 29th day of March, 1997, by and among AFC, Astoria Federal Savings and Loan Association, a federally chartered savings and loan association and wholly-owned subsidiary of AFC ("Astoria Federal"), and GNYSB, as amended, and the related Plan of Bank Merger (together, the "Merger Agreement"), a copy of which is attached to the Proxy Statement-Prospectus as Appendix A, and the transactions contemplated thereby, which provided for the merger of GNYSB with and into Astoria Federal (the "Merger"). The Merger of GNYSB with and into Astoria Federal was consummated on September 30, 1997. Subject to the election, allocation and proration procedures described herein, all of the shares of GNYSB Common Stock held by each holder have been converted into the right to receive for each share of GNYSB Common Stock either (i) 0.5 of a share of AFC Common Stock, par value $0.01 per share ("AFC Common Stock"), (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock.

    The aggregate consideration payable to stockholders of GNYSB Common Stock will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Accordingly, each share of GNYSB Common Stock has been converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described herein and in the accompanying materials, therefore no guarantee can be given that any stockholder's election will be honored.

    This Supplement updates certain information contained in the Proxy Statement-Prospectus and, together with the Proxy Statement-Prospectus, is for the use of holders of record of GNYSB Common Stock as of September 30, 1997 in determining whether they elect to receive for all of their shares of GNYSB Common Stock either (i) all AFC Common Stock (a "Stock Election"), (ii) all cash (a "Cash Election"), (iii) a Stock Election with respect to some of such stockholder's shares of GNYSB Common Stock and a Cash Election with respect to the remaining shares of GNYSB Common Stock held by such holder (a "Split Election") or (iv) whatever is left after the election of the other holders of shares of GNYSB Common Stock and the application, to the extent necessary of certain random selection procedures (a "No-Election"). Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of GNYSB Common Stock a holder must elect to convert to AFC Common Stock must equal or exceed 100 shares. Therefore, any holder of GNYSB Common Stock who owns less than 100 shares must elect a Cash Election or No-Election or be treated as having made a No-Election. A failure to properly make an Election as described below will be treated as a No-Election.

    Depending upon the market value of AFC Common Stock at the time of receipt, it is possible that the market value of the AFC Common Stock to be received for each share of GNYSB Common Stock will be worth more or less than the $19.00 per share of GNYSB Common Stock to be received under the cash payment alternative. Based upon the closing price per share of AFC Common Stock of $50 5/16 on September 30, 1997 as reported on the National Market System of the Nasdaq Stock Market (the "Nasdaq National Market") and on the exchange ratio of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock, the market value of the AFC Common Stock to be received would be $25 5/32 per share of GNYSB Common Stock. As the market price for AFC Common Stock is likely to fluctuate, a holder of certificates representing shares of GNYSB Common Stock ("GNYSB Stock Certificates") should consider more recent price information prior to making an election. In addition, stockholders who receive AFC Common Stock can expect to receive the dividend typically declared by AFC in October and payable in early December. Under the terms of the Merger Agreement, no consideration will be paid to holders of GNYSB Common Stock until the completion of the election, allocation and proration procedures described herein, which will not occur until October 27, 1997 at the earliest.

    PLEASE READ THIS SUPPLEMENT AND THE PROXY STATEMENT-PROSPECTUS CAREFULLY. FAILURE OF A HOLDER OF GNYSB COMMON STOCK TO PROPERLY COMPLETE AND DELIVER THE ACCOMPANYING ELECTION FORM AND LETTER OF TRANSMITTAL (THE "ELECTION FORM"), TOGETHER WITH THE GNYSB STOCK CERTIFICATES TO WHICH THE ELECTION FORM RELATES, OR TO PROPERLY COMPLETE AND DELIVER THE ACCOMPANYING NOTICE OF GUARANTEED DELIVERY, TO ONE OF THE PROPER LOCATIONS SPECIFIED IN THE ELECTION FORM, SO THAT THE ELECTION FORM AND RELATED DOCUMENTS OR NOTICE OF GUARANTEED DELIVERY ARE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 17, 1997 (THE "ELECTION DEADLINE"), AND TO COMPLY WITH THE PROCEDURES DESCRIBED IN THIS SUPPLEMENT WILL CAUSE SUCH HOLDER TO BE DEEMED NOT TO HAVE MADE AN ELECTION AND TO HAVE MADE A NO-ELECTION, AND SUCH HOLDER WILL RECEIVE EITHER ALL CASH, ALL AFC COMMON STOCK OR A COMBINATION THEREOF, DEPENDING UPON THE ELECTIONS MADE BY OTHER HOLDERS OF GNYSB STOCK CERTIFICATES. IF ANY GNYSB STOCK CERTIFICATE IS LOST, STOLEN OR DESTROYED, YOU ARE URGED TO REFER TO INSTRUCTION 12 SET FORTH IN THE ACCOMPANYING ELECTION FORM.

    This Supplement and the Proxy Statement-Prospectus constitute a prospectus of AFC with respect to the shares of AFC Common Stock issuable pursuant to the Merger. This Supplement shall not constitute an offer to sell or solicitation of an offer to purchase unless accompanied or preceded by the Proxy
Statement-Prospectus.

    The outstanding shares of AFC Common Stock are listed on the Nasdaq National Market under the symbol "ASFC."
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT TO THE JOINT PROXY STATEMENT-PROSPECTUS
 DATED JUNE 24, 1997. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF AFC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
 FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE
      SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF INVESTMENT.

                            ------------------------

                THE DATE OF THIS SUPPLEMENT IS OCTOBER 3, 1997.

                             AVAILABLE INFORMATION

     AFC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Prior to the consummation of the Merger, GNYSB had pending a proposed reorganization of GNYSB as a wholly-owned subsidiary of Greater New York Bancorp Inc. ("GNYBancorp"). In connection therewith, GNYBancorp had filed with the Commission a Registration Statement on Form S-4, which included GNYSB's Registration Statement on Form F-1, GNYSB's 1996 Annual Report on Form F-2, GNYSB's Current Report on Form F-3, dated April 8, 1997, and GNYSB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as exhibits. As a result of the consummation of the Merger, such proposed reorganization did not occur.

     Copies of AFC's reports, proxy statements and other information and copies of GNYBancorp's Registration Statement on Form S-4 can be obtained, upon payment of prescribed fees, from the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the Commission's facilities referred to above and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. If available, such information may also be accessed through the Commission's Electronic Data, Gathering, Analysis and Retrieval System via electronic means, including the Commission's website on the Internet (http://www.sec.gov).

     Copies of GNYSB's reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the Federal Deposit Insurance Corporation ("FDIC") at the Registration and Disclosure Section of the FDIC at 550 17th Street, N.W., Room F-643, Washington, D.C. 20429 (202-898-8910).

     The AFC Common Stock is, and, until consummation of the Merger, the GNYSB Common Stock was, included for quotation on the Nasdaq National Market, and such reports, proxy statements and other information concerning AFC and GNYSB are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     AFC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "AFC Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of AFC Common Stock to be issued in the Merger. This Supplement and the Proxy Statement-Prospectus do not contain all of the information set forth in the AFC Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in the Proxy Statement-Prospectus, this Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the AFC Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING CERTAIN EXHIBITS THERETO) WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS SUPPLEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, DIRECTED TO ASTORIA FINANCIAL CORPORATION, INVESTOR RELATIONS DEPARTMENT, ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042, TELEPHONE NUMBER (516) 327-7877. FURTHERMORE, ADDITIONAL COPIES OF THE PROXY STATEMENT-PROSPECTUS, ELECTION FORM AND THIS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., 450 WEST 33RD STREET, 14TH FLOOR, NEW YORK, NEW YORK 10001, ATTENTION: INFORMATION AGENT DEPARTMENT (888-213-0887). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 14, 1997.

     The following documents filed with the Commission by AFC (File No. 0-22228) pursuant to the Exchange Act are incorporated by reference in this Supplement:

     1. AFC's Annual Report on Form 10-K for the year ended December 31, 1996;

     2. AFC's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

     3. AFC's Current Report on Form 8-K, dated March 31, 1997, as amended by a Form 8-K/A, dated April 8, 1997;

     4. AFC'S Current Report on Form 8-K, dated June 30, 1997;

     5. AFC's Current Report on Form 8-K, dated July 17, 1997;

     6. AFC's Current Report on Form 8-K, dated July 24, 1997;

     7. AFC's Current Report on Form 8-K, dated August 7, 1997;

     8. AFC's Current Report on Form 8-K, dated October 3, 1997; and

     9. The description of AFC Common Stock, and AFC Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in AFC's Registration Statements on Form 8-A dated August 11, 1993 and July 23, 1996, respectively, and any amendment or report filed for the purpose of updating any such descriptions.

     AFC expects to announce its earnings for the quarter and nine months ended September 30, 1997 on or about October 23, 1997. A copy of such press release will be filed by AFC promptly thereafter under cover of a Current Report on Form 8-K.

     The following documents filed with the FDIC by GNYSB (FDIC Insurance Certificate No. 16015-6) pursuant to the Exchange Act also have been filed as exhibits to GNYBancorp's Registration Statement on Form S-4 filed with the Commission on February 20, 1997, as amended (File No. 333-22127) pursuant to the Securities Act, and are incorporated by reference in this Supplement:

     1. GNYSB's Annual Report on Form F-2 for the year ended December 31, 1996;

     2. The description of the GNYSB Common Stock included in the Registration Statement on Form F-1 filed with the FDIC on May 4, 1987, and the description of the GNYSB Series A Preferred Stock, GNYSB 12% Noncumulative Perpetual Preferred Stock, Series B, and GNYSB Junior Participating Preferred Stock included in the Amended and Restated Organization Certificate of The Greater New York Savings Bank, including any amendment or report filed for the purpose of updating any such description;

     3. GNYSB's Current Report on Form F-3 dated April 8, 1997; and

     4. GNYSB's Quarterly Reports on Form 10-Q for the quarters ended March 31.

     All documents filed by AFC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Supplement and prior to the Election Deadline, as described herein, shall be deemed to be incorporated by reference in this Supplement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Supplement.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS SUPPLEMENT IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AFC. THIS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AFC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.................    S-2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    S-3
SUMMARY...............................    S-6
  The Parties.........................    S-6
  Consummation of the Merger..........    S-6
  Merger Consideration and Election,
     Allocation and Proration
     Procedures.......................    S-7
  Material Federal Income Tax
     Consequences.....................   S-10
  Market Prices and Dividends.........   S-10
  Recent Developments.................   S-11
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA OF AFC...................   S-13
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA OF GNYSB.................   S-15
UNAUDITED PRO FORMA COMBINED CONDENSED
  CONSOLIDATED FINANCIAL
  INFORMATION.........................   S-17
INTRODUCTION..........................   S-24
SUMMARY OF THE MERGER.................   S-26
  Consummation........................   S-26
  Consideration for GNYSB Shares......   S-26
ELECTION, ALLOCATION AND PRORATION
  PROCEDURES..........................   S-26
  Description of Elections............   S-26
  Election Procedures.................   S-27
  No Oversubscription.................   S-28
  Oversubscription for Cash...........   S-29
  Oversubscription for AFC Common
     Stock............................   S-29
  No Guarantee of Chosen Consideration
     or Equivalent Value..............   S-30
  Fractional Shares...................   S-30
  Miscellaneous.......................   S-30
  GNYSB Series A Preferred Stock......   S-30
  GNYSB Series B Preferred Stock......   S-30
  Delivery of AFC Common Stock and
     Cash.............................   S-30
  Lost, Stolen or Destroyed
     Certificates.....................   S-31
  Completion of the Election Form.....   S-32
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   S-32
DESCRIPTION OF ASTORIA FINANCIAL
  CORPORATION CAPITAL STOCK...........   S-36
CERTAIN REGULATORY CONSIDERATIONS.....   S-36
EXPERTS...............................   S-36

                                    SUMMARY

     The following is a summary of certain information relating to AFC, Astoria Federal, GNYSB, the Merger and the related stockholder election, allocation and proration procedures contained elsewhere in this Supplement, the Proxy Statement-Prospectus and the documents incorporated herein and therein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Supplement and the Proxy Statement-Prospectus, as well as the Appendices thereto, and the documents incorporated by reference in this Supplement and the Proxy Statement-Prospectus and contained in the documents referred to herein and therein. Stockholders are urged to read this Supplement and the Proxy Statement-Prospectus, as well as the Appendices thereto, and the documents incorporated herein and therein by reference in their entirety.

THE PARTIES

     AFC and Astoria Federal. Astoria Financial Corporation is a Delaware corporation incorporated on June 14, 1993, and is the holding company for Astoria Federal. The principal business of AFC is the operation of its wholly-owned subsidiary, Astoria Federal, a federally-chartered savings and loan association. Astoria Federal's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments and borrowings, primarily in one-to-four family residential mortgage loans and mortgage-backed and mortgage-related securities and, to a lesser extent, commercial real estate loans, multi-family mortgage loans and consumer loans. In addition, Astoria Federal invests in mortgage-backed and mortgage-related securities and other securities, including those issued by the U.S. Government and Federal agencies and other securities. At June 30, 1997, AFC had total consolidated assets of $7.7 billion, deposits of $4.5 billion and stockholders' equity of $599.8 million. As of June 30, 1997, Astoria Federal had 45 retail banking office locations with 13 in Queens County, New York, 18 in Nassau County, New York, 6 in Suffolk County, New York, and 8 in the upstate New York counties of Westchester, Chenango and Otsego. The principal executive offices of AFC are located at One Astoria Federal Plaza, Lake Success, New York 11042-1085, and its telephone number is (516) 327-3000. Astoria Federal's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the FDIC.

     GNYSB. The Greater New York Savings Bank was a New York State-chartered capital stock savings bank which was originally organized as a New York State-chartered mutual savings bank in 1897 in the Park Slope section of Brooklyn, New York. At June 30, 1997, GNYSB had total assets of $2.6 billion, deposits of $1.6 billion and stockholders' equity of $216.8 million.

     As of June 30, 1997, GNYSB conducted its retail banking activities through nine full-service branch offices located in Brooklyn, New York, three full-service branch offices in Nassau County, New York and one full-service branch office in each of Queens and Suffolk Counties, New York. GNYSB has received regulatory approval to open three new full service branches in Brooklyn. AFC intends to proceed with the opening of these facilities. GNYSB had its administrative headquarters in Manhattan, New York at One Penn Plaza, New York, New York 10119, telephone number (212) 613-4000, and its lending office in Mineola, New York. GNYSB's deposits were insured by the Bank Insurance Fund of the FDIC.

     See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF AFC," "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF GNYSB" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION" in this Supplement and "THE MERGER -- Parties to the Merger," "CERTAIN REGULATORY CONSIDERATIONS" and "DESCRIPTION OF AFC CAPITAL STOCK" in the Proxy Statement-Prospectus.

CONSUMMATION OF THE MERGER

     The Merger was consummated following the close of business on September 30, 1997 (the "Effective Time") pursuant to the terms contained in the Merger Agreement and as described in the Proxy Statement-Prospectus. See "THE MERGER" in the Proxy Statement-Prospectus.

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION PROCEDURES

     General. The Merger Agreement provides that the aggregate consideration (the "Merger Consideration") payable to holders of GNYSB Common Stock will consist of 0.5 of a share of AFC Common Stock (together with the related preferred share purchase right ("AFC Right") for each full share of AFC Common Stock issued pursuant to the Rights Agreement (the "AFC Rights Agreement") between AFC and ChaseMellon Shareholder Services, L.L.C. dated as of July 17,
1996) per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock (the "Stock Consideration") and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock (the "Cash Consideration"). Accordingly, each share of GNYSB Common Stock has been converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock determined as provided below.

     The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the election of other stockholders as described herein, and no guarantee can be given that the election of any stockholder will be honored. Holders of GNYSB Common Stock who own less than 100 shares will not be entitled to elect to receive the Stock Consideration.

     Elections. Each record holder of GNYSB Common Stock is now being asked to elect (an "Election") to receive for its shares of GNYSB Common Stock:

     (i) 0.5 of a share of AFC Common Stock for each share of GNYSB Common Stock (a "Stock Election");

     (ii) $19.00 in cash without interest for each share of GNYSB Common Stock (a "Cash Election");

     (iii) a Stock Election with respect to some of such stockholder's shares of GNYSB Common Stock and a Cash Election with respect to the remaining shares of GNYSB Common Stock held by such holder; or

     (iv) whatever is left after the Election of the other holders of GNYSB Common Stock and, to the extent necessary, the application of certain random selection procedures (a "No-Election").

     Depending upon the market value of AFC Common Stock at the time of receipt, it is possible that the market value of the AFC Common Stock to be received for each share of GNYSB Common Stock will be worth more or less than the $19.00 to be received under the Cash Election alternative. Based upon the closing price of AFC Common Stock of $50 5/16 on September 30, 1997 and the exchange ratio of 0.5 of a share of AFC Common Stock, the market value of the AFC Common Stock to be received would be $25 5/32 per share of GNYSB Common Stock. As the market price for AFC Common Stock is likely to fluctuate, a stockholder should consider more recent price information prior to making an Election. In addition, stockholders who receive AFC Common Stock can expect to receive the dividend typically declared by AFC in October and payable in early December. The foregoing discussion does not take into account various factors that may affect the value to a particular holder of GNYSB Stock Certificates of any consideration received, including, for example, federal, state and local tax consequences. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

     No Oversubscription. In the event that the number of shares as to which a Cash Election has been made does not exceed 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) all shares as to which a Cash Election has been made shall be converted into the right to receive $19.00 in cash without interest per share of GNYSB Common Stock;

     (ii) all shares as to which a Stock Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock; and

     (iii) shares as to which No-Election has been made shall be converted into either the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock or $19.00 per share of GNYSB Common Stock as determined by random selection so that 25% of the shares of GNYSB Common Stock are converted into the right to receive cash and 75% of the shares of GNYSB Common Stock are converted into the right to receive AFC Common Stock.

     The random selection process to be used by ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

     Oversubscription for Cash. If the aggregate number of shares as to which a Cash Election has been made exceeds 25% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) each share as to which a Stock Election has been made and each share as to which No-Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock; and

     (ii) each share as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The amount in cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Cash Election has been made. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a number equal to one minus the Cash Fraction. For example, if the aggregate number of shares as to which a Cash Election has been made equals 50%, 75% or 100% of the shares of GNYSB Common Stock, the combination would consist of $9.50 in cash and
          0.25 of a share of AFC Common Stock, $6.33 in cash and 0.3333 of a share of AFC Common Stock and $4.75 in cash and 0.375 of a share of AFC Common Stock, respectively.

     Oversubscription for AFC Common Stock. If the aggregate number of shares as to which a Stock Election has been made exceeds 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) each share as to which a Cash Election has been made and each share as to which No-Election has been made shall be converted into the right to receive $19.00 in cash without interest; and

     (ii) each share as to which a Stock Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 75% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Stock Election has been made. The amount of cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a number equal to one minus the Stock Fraction. For example, if the aggregate number of shares as to which a Stock Election has been made equals 90% or 100% of the shares of GNYSB Common Stock, the combination would consist of 0.4167 of a share of AFC Common Stock and $3.17 in cash and 0.375 of a share of AFC Common Stock and $4.75 in cash, respectively.

     No Guarantee of Chosen Consideration or Equivalent Value. Because the Merger Agreement provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the Election of any given stockholder will be honored. Rather, the Election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus, stockholders may not receive their requested form of consideration or combination thereof. Because the market price of AFC Common Stock may fluctuate and it could be greater than or less than $38.00 per share (the price at which the market value of 0.5 of a share of

AFC Common Stock would equal the cash consideration of $19.00 per share), the market value of 0.5 of a share of AFC Common Stock received per share could be less than or greater than the cash price per share of $19.00.

     Election Procedures. All Elections will be required to be made on an Election Form. To make an effective Election with respect to shares of GNYSB Common Stock, the holder thereof must, in accordance with the Election Form, (i) complete properly and return the Election Form to the Exchange Agent, (ii) deliver therewith his or her GNYSB Stock Certificates with respect to such shares and (iii) deliver therewith any other required documents, prior to 5:00 p.m. on October 17, 1997 (the "Election Deadline"). A failure to properly make an Election as described below will be treated as a No-Election. If a GNYSB Stock Certificate has been lost, stolen or destroyed, the holder is requested to immediately contact the Exchange Agent for instructions as to how to submit a valid Election. See "ELECTION, ALLOCATION AND PRORATION PROCEDURES -- Lost, Stolen or Destroyed Certificates."

     You may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery" for a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Exchange Agent at or prior to the Election Deadline. Such Notice of Guaranteed Delivery must state your name, the number of GNYSB shares represented by your stock Certificate and the Election with respect to such shares, and the Eligible Institution must guarantee the delivery to the Exchange Agent of your properly completed and executed Election Form and Letter of Transmittal and your stock Certificate(s) within three (3) Trading Days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Election Form and Letter of Transmittal and your stock Certificate(s) must be received by the Exchange Agent within three (3) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent.

     A holder of shares of GNYSB Common Stock having a preference as to the form of consideration to be received for his or her shares of GNYSB Common Stock should make an Election, because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. Neither AFC nor the Board of Directors of AFC makes any recommendation as to whether stockholders should make a Stock Election, a Cash Election, a Split Election or a No-Election. Each holder of GNYSB Common Stock must make his or her own decision with respect to such Election.

     Any Cash Election, Stock Election, Split Election or No-Election may be revoked, but only by written notice actually received by the Exchange Agent at one of the proper locations specified in the Election Form by the Election Deadline. NEITHER AFC NOR THE EXCHANGE AGENT WILL BE UNDER ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN AN ELECTION FORM OR NOTICE OF REVOCATION SUBMITTED TO THE EXCHANGE AGENT. See "ELECTION, ALLOCATION AND PRORATION PROCEDURES" in this Supplement.

     Holders of GNYSB Common Stock are urged to read carefully the more complete description of the election, allocation and proration procedures under "ELECTION, ALLOCATION AND PRORATION PROCEDURES."

     Fractional Shares. Stock certificates will not be delivered for fractional shares resulting from the exchange of GNYSB Common Stock for AFC Common Stock. Instead, each holder of GNYSB Common Stock who would otherwise be entitled to a fractional share will receive in lieu thereof a check in an amount equal to such fractional share multiplied by $48.26, the average of the mean between the closing high bid and low asked prices of a share of AFC Common Stock, as reported on the Nasdaq National Market, for the 30 consecutive trading days immediately preceding September 27, 1997 (the day on which all applicable waiting periods expired following the date on which the last approval necessary to consummate the Merger was received), rounded to the nearest cent.

     GNYSB Series A Preferred Stock. Prior to the consummation of the Merger, the Trustee of GNYSB's Employee Stock Ownership Plan and Trust (the "ESOP Trustee") converted the GNYSB Series A ESOP Convertible Preferred Stock (the "GNYSB Series A Preferred Stock") into 1,396,227 shares of GNYSB Common Stock. The ESOP Trustee will be subject to the election, allocation and proration procedures with respect to the GNYSB Common Stock held by the GNYSB ESOP at the Effective Time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Thacher Proffitt & Wood, counsel for AFC, and Sullivan & Cromwell, counsel for GNYSB, the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, no gain or loss will be recognized by AFC, Astoria Federal or GNYSB as a result of the Merger and, except where any Cash Consideration is received or to the extent of any cash received in lieu of a fractional share interest in GNYSB Common Stock, no gain or loss will be recognized by holders of GNYSB Common Stock or GNYSB Series B Preferred Stock as a result of the Merger. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

     Because the tax consequences of receiving cash, AFC Common Stock or a combination thereof will differ, stockholders of GNYSB are urged to read carefully the information under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Supplement.

MARKET PRICES AND DIVIDENDS

     AFC Common Stock is included for quotation on the Nasdaq National Market (symbol: "ASFC"). The following table sets forth the high and low sale prices of shares of AFC Common Stock as reported on the Nasdaq National Market, and the quarterly cash dividends declared per share, for the periods indicated.

                                                                 AFC COMMON STOCK
                                                         ---------------------------------
                                                           HIGH       LOW        DIVIDENDS
                                                         --------- ---------     ---------
        1995(1)
          First Quarter.................................. $15 5/8  $13 1/8         $  --
          Second Quarter................................. 18 7/16  15 3/8             --
          Third Quarter.................................. 22 5/16  17 29/32         0.10
          Fourth Quarter................................. 23 1/4   21 1/32          0.10
        1996
          First Quarter(1)............................... 25 15/16 22 5/16          0.10
          Second Quarter(1).............................. 28 1/8   23 5/16          0.11
          Third Quarter.................................. 29 1/8   24 5/8           0.11
          Fourth Quarter................................. 38       29 3/8           0.11
        1997
          First Quarter.................................. 44       35 1/2           0.11
          Second Quarter................................. 47 5/8   33 3/4           0.15
          Third Quarter.................................. 50 7/8   44 3/4           0.15

---------------
(1) On April 17, 1996 the Board of Directors of AFC declared a two-for-one stock split in the form of a 100% stock dividend, and on June 3, 1996, AFC stockholders received one additional share of AFC Common Stock for each share of AFC Common Stock owned as of May 15, 1996. AFC's high and low stock prices and dividends for prior periods have been adjusted to reflect the effect of such stock split.

     The following table sets forth the last reported sale price per share of AFC Common Stock on (i) January 31, 1997; (ii) March 27, 1997, the last business day preceding public announcement of the signing of the Merger Agreement; and
(iii) September 30, 1997, the last practicable date prior to the mailing of this
Supplement:

                                                                     AFC
                                                                 COMMON STOCK
                                                                 ------------
                January 31, 1997...............................      39
                March 27, 1997.................................      37 7/8
                September 30, 1997.............................      50 5/16

     FORMER GNYSB STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AFC COMMON STOCK. The market price of AFC Common Stock will fluctuate between the date of this Supplement and the Election Deadline. No assurance can be given concerning the market price of AFC Common Stock before or after the Election Deadline.

RECENT DEVELOPMENTS

     On April 3, 1997, a purported class action (the "Action") was commenced in the Supreme Court of the State of New York (Kings County) entitled Leonard Minzer et ano. v. Gerard C. Keegan, et al. (Index No. 11546/1997) against GNYSB and its directors and certain executive officers. The suit alleges, among other things, that the directors and executive officers of GNYSB have breached their fiduciary duties in entering into the Merger Agreement and related arrangements. The complaint seeks, among other things, a preliminary and permanent injunction against the Merger and the related transactions, an order to the directors and executive officers of GNYSB to carry-out their fiduciary duties and unspecified damages and costs. GNYSB has indicated that it believes that the allegations made in the Action are without merit and, on May 16, 1997, the defendants filed a motion to dismiss the Action. Astoria Federal is a party to such action as the successor in interest to GNYSB as a result of the Merger. Astoria Federal intends to aggressively defend its interests with respect to such matter.

     On July 18, 1997, a purported class action (the "Federal Action") was commenced in the United States District Court for the Eastern District of New York entitled Leonard Minzer et ano. v. Gerard C. Keegan, et al. (Index No. 97 Civ. 4077 (CPS)) against GNYSB, GNYSB's directors and certain of its executive officers, AFC and Astoria Federal. The suit alleges, among other things, that GNYSB, GNYSB's directors and certain of its executive officers solicited proxies in violation of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9, promulgated thereunder, by failing to disclose certain allegedly material facts in the proxy statement, as amended, that was circulated to GNYSB stockholders in connection with the Merger, and that GNYSB's directors and certain of its executive officers have breached their fiduciary duties by entering into the Merger Agreement and related arrangements. The suit further alleges, without specification, that AFC and Astoria Federal participated in the preparation, specification and distribution of GNYSB's proxy materials and/or aided and abetted the alleged breaches of fiduciary duty by GNYSB defendants. Plaintiffs sought, among other things, a preliminary and permanent injunction against consummation of the Merger and the related transactions, an order directing that the directors and executive officers of GNYSB carry-out their fiduciary duties and unspecified damages and costs. AFC and Astoria Federal were served with the complaint in the Federal Action on July 30, 1997. On July 31, 1997, plaintiffs made an application to the Court for expedited discovery and to set a hearing on their prospective application for a preliminary injunction. Shortly thereafter, all defendants in the Action filed motions to dismiss the complaint in the Federal Action.

     At a hearing on August 11, 1997, the Court permitted certain limited, particularized discovery to be had by plaintiffs. On September 2, 1997, plaintiffs filed an amended complaint and an Application for a preliminary injunction (the "Application").

     An evidentiary hearing on plaintiffs' Application was held on September 10, 1997. On September 22, 1997, the Court issued a written decision denying plaintiffs' Application in all respects.

     AFC and Astoria Federal believe the allegations made in the amended complaint in the Federal Action are without merit and intend to aggressively defend their interests with respect to such matters.

     During 1994, an action was commenced against Astoria Federal, AF Roosevelt Avenue Corporation, a wholly owned subsidiary of Astoria Federal, 149 Roosevelt Avenue Associates, a joint venture in which AF Roosevelt Avenue Corporation was a joint venture partner, Henry Drewitz, then Chairman of the Board of Astoria Federal, and George L. Engelke, Jr., Chairman, President and Chief Executive Officer of Astoria Federal and a director and officer of AF Roosevelt Avenue Corporation, among others. The litigation, which seeks damages in excess of $20,000,000, arises from the development by 149 Roosevelt Avenue Associates of a condominium project commencing in the mid 1980's. The development consists of 134 residential units, 25 medical facility units, and associated parking and other facilities located in Flushing, New York. The litigation, commenced by the Board of Managers of the condominium, alleges that there are various defects in the condominium buildings with respect to the roof, certain masonry work and structural components and seeks damages based upon breach of contract, fraud, misrepresentation, breach of warranty, violations of Articles 23A and 36B of the General Business Law of the State of New York, recklessness and negligence. The above listed defendants have served their answers in the litigation, which is in the preliminary stages of discovery. Astoria Federal has notified its liability and director and officer liability insurance carriers of the action.

     On September 19, 1997, the Queens Buildings Department ordered the partial evacuation of the condominium. Management of Astoria Federal is continuing to work with the Attorney General's office, the Queens Buildings Department and the Board of Managers in an attempt to remedy the situation. In the event such a remedy is not found, Astoria Federal intends to continue to defend the action vigorously.

             SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF AFC

     Set forth below is selected consolidated financial and other data of AFC, which is based on, and qualified in its entirety by, the consolidated financial statements of AFC and subsidiary, including the notes thereto, that are incorporated by reference in this Supplement and the Proxy Statement-Prospectus and should be read in conjunction therewith. The selected consolidated financial and other data for AFC at and for the six-month periods ended June 30, 1997 and June 30, 1996 were not audited, but, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results for such periods. The results of operations for the six-month periods ended June 30, 1997 and June 30, 1996 are not necessarily indicative of the results of operations to be expected for the remainder of the year or any other interim period.

                                                                                      AT DECEMBER 31,
                                                 AT JUNE 30,   --------------------------------------------------------------
                                                    1997          1996         1995         1994         1993         1992
                                                 -----------   ----------   ----------   ----------   ----------   ----------
                                                 (UNAUDITED)                           (IN THOUSANDS)
SELECTED FINANCIAL DATA:
Total assets...................................  $7,664,495    $7,272,763   $6,620,102   $4,642,547   $4,121,280   $3,418,924
Federal funds sold and repurchase agreements...     162,586        56,000      100,000      198,490      229,820      150,000
Securities available-for-sale..................   1,955,046     2,296,662    2,515,968       55,550           --           --
Securities held-to-maturity....................   2,167,309     1,961,015    1,615,542    2,659,533    2,227,402    1,404,020
Loans receivable, net..........................   3,070,395     2,637,327    2,043,643    1,574,760    1,506,966    1,692,939
Real estate owned and investments in real
  estate, net..................................      10,473        12,129       23,331       26,378       32,141       36,428
Deposits.......................................   4,545,241     4,513,093    4,263,421    3,280,652    2,898,372    2,877,843
Borrowed funds.................................   2,446,017     2,111,514    1,704,691      766,849      652,849      265,500
Stockholders' equity(1)........................     599,767       588,829      590,685      550,575      537,349      242,219
Non-performing assets(9)(10)...................      39,324        45,589       67,811       93,316      130,957      164,225

                                                      FOR THE SIX
                                                     MONTHS ENDED
                                                       JUNE 30,                   FOR THE YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  --------   --------   --------   --------   --------   --------   --------
                                                      (UNAUDITED)          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income.................................  $264,485   $237,076   $491,174   $434,976   $301,387   $266,983   $266,119
Interest expense................................   165,584    145,518    304,481    265,705    150,527    140,406    155,692
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income.............................    98,901     91,558    186,693    169,271    150,860    126,577    110,427
Provision for loan losses.......................     1,914      2,564      3,963      2,007      3,733      6,959     11,553
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for loan
  losses........................................    96,987     88,994    182,730    167,264    147,127    119,618     98,874
Non-interest income.............................     8,132      6,997     13,722      9,466      6,218      6,374      5,759
Non-interest expense:
  General and administrative....................    47,885     48,601     96,165     90,344     72,089     61,877     59,500
  Real estate operations, net...................       191     (2,916)    (2,723)    (3,344)     1,894      3,557      2,218
  Provision for (recovery of) real estate
    losses......................................       291     (1,332)    (1,747)       259      3,017      6,020      3,546
  Amortization of excess of cost over fair value
    of net assets acquired......................     4,220      4,342      8,684      8,307      1,788      2,250      2,895
  SAIF recapitalization assessment..............        --         --     28,545         --         --         --         --
  Provision for restructuring...................        --         --         --         --         --      8,325         --
                                                  --------   --------   --------   --------   --------   --------   --------
Total non-interest expense......................    52,587     48,695    128,924     95,566     78,788     82,029     68,159
                                                  --------   --------   --------   --------   --------   --------   --------
Income before income taxes, extraordinary item
  and cumulative effect of accounting changes...    52,532     47,296     67,528     81,164     74,557     43,963     36,474
Income tax expense..............................    21,891     20,868     30,675     35,743     30,880     18,677     17,502
                                                  --------   --------   --------   --------   --------   --------   --------
Income before extraordinary item and cumulative
  effect of accounting changes..................    30,641     26,428     36,853     45,421     43,677     25,286     18,972
Extraordinary item:
Penalty on prepayment of FHLB-NY advances, net
  of income tax benefit.........................        --         --         --         --         --     (3,499)        --
Cumulative effect of accounting changes.........        --         --         --         --         --      2,881         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net income......................................  $ 30,641   $ 26,428   $ 36,853   $ 45,421   $ 43,677   $ 24,668   $ 18,972
                                                  ========   ========   ========   ========   ========   ========   ========
Primary earnings per common share(2),(3)........  $   1.45   $   1.24   $   1.77   $   2.07   $   1.85   $   0.19        N/A
Fully diluted earnings per common
  share(2),(3)..................................  $   1.44   $   1.23   $   1.71   $   2.06   $   1.85   $   0.19        N/A

                                           (See footnotes on the following page)

                                                       AT OR FOR THE
                                                        SIX MONTHS
                                                           ENDED              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                         JUNE 30,      ----------------------------------------------------
                                                           1997          1996       1995       1994       1993       1992
                                                       -------------   --------   --------   --------   --------   --------
                                                        (UNAUDITED)       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Fully diluted earnings per common share excluding
  SAIF recapitalization assessment, net of
  tax(2)(3)(12)......................................    $    1.44     $   2.49   $   2.06   $   1.85   $   0.19   $    N/A
Return on average assets(11).........................         0.81%        0.53%      0.73%      0.99%      0.67%      0.57%
Return on average assets, excluding SAIF
  Recapitalization assessment(11)(12)................         0.81         0.77       0.73       0.99       0.67       0.57
Return on average stockholders' equity(11)...........        10.40         6.38       8.01       7.95       8.37       8.14
Return on average stockholders' equity, excluding
  SAIF recapitalization assessment(11)(12)...........        10.40         9.28       8.01       7.95       8.37       8.14
Return on average tangible stockholders'
  equity(11).........................................        12.48         7.79       9.81       8.04       8.61       8.54
Return on average tangible stockholders' equity,
  excluding SAIF recapitalization
  assessment(11)(12).................................        12.48        11.33       9.81       8.04       8.61       8.54
Average stockholders' equity to average assets.......         7.81         8.25       9.09      12.44       7.99       7.02
Average tangible stockholders' equity to average
  tangible assets....................................         6.59         6.86       7.55      12.32       7.79       6.69
Stockholders' equity to total assets.................         7.83         8.10       8.92      11.86      13.04       7.08
Core deposits to total deposits(4)...................        40.25        38.52      39.59      38.71      47.56      45.49
Net interest spread(11)..............................         2.35         2.45       2.55       3.04       3.29       3.20
Net interest margin(5)(11)...........................         2.70         2.77       2.85       3.51       3.55       3.45
Operating income to average assets(6)(11)............         0.18         0.17       0.15       0.14       0.17       0.17
General and administrative expense to average
  assets(11).........................................         1.27         1.37       1.45       1.63       1.68       1.79
Efficiency ratio(7)..................................        45.38        48.37      50.55      45.89      46.54      51.21
Average interest-earning assets to average
  interest-bearing liabilities.......................        1.08x        1.07x      1.07x      1.13x      1.07x      1.05x
Book value per common share..........................    $   28.59     $  27.42   $  26.13   $  22.87   $  20.39   $     --
Tangible book value per common share.................        24.01        22.75      21.30      22.65      20.12         --
Cash dividends declared per common share.............         0.26         0.43       0.20         --         --         --

ASSET QUALITY RATIOS:
Non-performing loans to total loans(8)...............         0.94%        1.26%      2.16%      4.20%      6.45%      7.43%
Non-performing loans to total assets.................         0.38         0.46       0.67       1.44       2.40       3.74
Non-performing assets to total assets(9).............         0.51         0.63       1.02       2.01       3.18       4.80
Allowance for loan losses to non-performing loans....        51.74        42.11      30.34      18.19      16.87      12.32
Allowance for loan losses to non-accrual loans.......        62.53        54.06      34.90      21.37      21.47      15.14
Allowance for loan losses to total loans.............         0.48         0.53       0.65       0.76       1.09       0.92

OTHER DATA:
Number of deposit accounts...........................      468,407      461,044    439,681    308,218    284,334    297,941
Mortgage loans serviced for others (in thousands)....    $ 103,472     $109,521   $123,931   $ 54,157   $ 67,791   $ 87,070
Number of full service banking offices...............           45           46         46         28         28         30
Full time equivalent employees.......................          934          930        954        751        788        791

---------------
 (1) Balance at December 31, 1992 represents only retained earnings, substantially restricted.
 (2) 1993 based on net income from November 18, 1993 to December 31, 1993.
 (3) Prior periods adjusted for two-for-one stock split on June 3, 1996.
 (4) Core deposits are comprised of savings, money market, money manager and NOW accounts.
 (5) Net interest margin represents net interest income divided by average interest-earning assets.
 (6) Operating income represents total non-interest income less net gains on sales of securities, loans and premises and equipment of $1,614,000, $11,000 and $165,000, for 1996, 1995 and 1993, respectively.
 (7) Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus operating income.
 (8) Non-performing loans consist of all non-accrual loans and all mortgage loans delinquent 90 days or more as to their maturity date but not their interest payments.
 (9) Non-performing assets consist of all non-performing loans, real estate owned and investments in real estate, net.
(10) For the periods indicated, AFC had no troubled debt restructurings.
(11) Data provided at or for the six months ended June 30, 1997 is shown on an annualized basis.
(12) The SAIF recapitalization assessment was a one-time nonrecurring charge taken as a result of the Deposit Insurance Funds Act of 1996 which was enacted into law on September 30, 1996. Such disclosure is shown for purposes of comparing information with prior periods. See "CERTAIN REGULATORY CONSIDERATIONS -- Impact of Recent Legislation -- Deposit Insurance - SAIF Recapitalization" in the Proxy Statement-Prospectus.

            SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF GNYSB

     Set forth below is selected consolidated financial and other data of GNYSB and subsidiaries for the years 1992-1996, which is derived from, and qualified in its entirety by, GNYSB's Annual Report on Form F-2 for the year ended December 31, 1996, which is incorporated by reference in this Supplement and should be read in conjunction therewith. In addition, set forth below is selected unaudited financial and other data of GNYSB and subsidiaries at June 30, 1997 and for the six months ended June 30, 1996 and 1997. This information is derived from, and qualified in its entirety by, GNYSB's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, which is incorporated herein by reference. In the opinion of management, all material adjustments necessary for a fair presentation of the financial position and results of operations for the interim periods presented have been made. All such adjustments were of a normal recurring nature. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results of operations for the full year or any other interim period.

                                                                                      AT DECEMBER 31,
                                                 AT JUNE 30,   --------------------------------------------------------------
                                                    1997          1996         1995         1994         1993         1992
                                                 -----------   ----------   ----------   ----------   ----------   ----------
                                                 (UNAUDITED)                           (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets...................................  $2,579,098    $2,541,888   $2,582,977   $2,572,631   $2,459,696   $2,702,849
Securities available-for-sale..................     204,087       215,961      202,444       44,331       44,806      262,064
Securities held-to-maturity....................   1,207,466     1,174,321    1,091,717    1,125,637      906,148      804,156
Loans receivable, net..........................     963,709       951,340    1,071,175    1,191,323    1,285,061    1,427,428
Real estate held for development and acquired
  through foreclosure, net.....................      32,480        33,644       36,076       67,693       83,052       89,321
Deposits.......................................   1,643,100     1,666,674    1,715,340    1,732,453    1,811,311    2,195,850
Borrowed funds.................................     689,504       640,384      641,242      622,356      438,024      333,763
Stockholders' equity...........................     216,758       209,648      195,937      182,484      175,506      142,107
Troubled debt restructurings...................     142,046       155,538      195,139      199,290      174,769      159,485
Nonperforming assets...........................      52,055        45,561       55,769      123,674      186,092      245,835

                                                       FOR THE SIX
                                                      MONTHS ENDED
                                                        JUNE 30,                  FOR THE YEAR ENDED DECEMBER 31,
                                                    -----------------   ----------------------------------------------------
                                                     1997      1996       1996       1995       1994       1993       1992
                                                    -------   -------   --------   --------   --------   --------   --------
                                                       (UNAUDITED)         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income...................................  $89,113   $88,854   $176,934   $182,351   $170,607   $168,466   $203,998
Interest expense..................................   51,161    52,917    104,577    109,994     92,766     96,223    129,826
                                                    -------   -------   --------   --------   --------   --------   --------
Net interest income...............................   37,952    35,937     72,357     72,357     77,841     72,243     74,172
Provision for loan losses.........................      500     1,000      1,500     29,400      7,990     26,444     26,289
                                                    -------   -------   --------   --------   --------   --------   --------
Net interest income after provision for loan
  losses..........................................   37,452    34,937     70,857     42,957     69,851     45,799     47,883
Noninterest income................................    3,871     4,578     10,797     10,419      5,799     15,912     32,613
Noninterest expenses:
  General and administrative......................   24,239    24,077     48,151     47,539     47,119     49,466     48,804
  Real estate operations, net.....................    1,489     1,839      3,457      8,398     11,470     15,597     10,485
  Provision for real estate losses................      500        --        500     17,700      7,110     22,056      6,711
                                                    -------   -------   --------   --------   --------   --------   --------
Total noninterest expenses........................   26,228    25,916     52,108     73,637     65,699     87,119     66,000
                                                    -------   -------   --------   --------   --------   --------   --------
Income (loss) before income tax expense (benefit)
  and cumulative effect of accounting change......   15,095    13,599     29,546    (20,261)     9,951    (25,408)    14,496
Income tax expense (benefit)......................    5,646     5,135     11,047    (39,500)    (3,000)    (3,750)       750
                                                    -------   -------   --------   --------   --------   --------   --------
Income (loss) before cumulative effect of
  accounting change...............................    9,449     8,464     18,499     19,239     12,951    (21,658)    13,746
Cumulative effect of accounting change(1).........       --        --         --         --         --      7,000         --
                                                    -------   -------   --------   --------   --------   --------   --------
Net income (loss).................................  $ 9,449   $ 8,464   $ 18,499   $ 19,239   $ 12,951   $(14,658)  $ 13,746
                                                    =======   =======   ========   ========   ========   ========   ========
Primary earnings (loss) per common share(2).......  $  0.42   $  0.36   $   0.83   $   0.85   $   0.42   $  (1.25)  $   0.92
Fully diluted earnings (loss) per common
  share(2)........................................  $  0.39   $  0.33   $   0.77   $   0.80   $   0.41   $  (1.25)  $   0.79

                                              (See footnotes on following page.)

                                                       AT OR FOR THE
                                                        SIX MONTHS
                                                           ENDED               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                         JUNE 30,        --------------------------------------------------
                                                           1997           1996       1995       1994       1993       1992
                                                       -------------     ------     ------     ------     ------     ------
                                                        (UNAUDITED)        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets(3)..........................        0.74%         0.72%      0.74%      0.51%     (0.58)%     0.50%
Return on average stockholders' equity(3)............        8.90          9.20      10.18       7.22      (9.31)      9.83
Average stockholders' equity to average assets.......        8.29          7.87       7.31       7.09       6.21       5.05
Stockholders' equity to total assets.................        8.40          8.25       7.59       7.09       7.14       5.26
Core deposits to total deposits(4)...................       43.05         43.30      44.44      50.88      56.92      56.07
Net interest spread(3)...............................        2.85          2.78       2.77       3.12       2.95       2.60
Net interest margin(3)...............................        3.12          3.02       2.98       3.28       3.04       2.77
General and administrative expenses to average
  assets(3)..........................................        1.89          1.88       1.84       1.86       1.95       1.76
Efficiency ratio(5)..................................       58.00         58.40      57.50      56.10      60.90      58.00
Average interest-earning assets to average
  interest-bearing liabilities.......................        1.06          1.05       1.05       1.04       1.02       1.03
Book value per common share..........................     $ 11.74        $11.31     $10.55     $ 9.71     $ 9.36     $10.65
Cash dividends declared per common share.............     $  0.10        $ 0.05     $   --     $   --     $   --     $   --
Number of full service banking offices...............          14            14         14         13         13         14
ASSET QUALITY RATIOS:
Nonperforming loans to total loans...................        3.97%         3.29%      3.59%      5.83%      8.54%     11.77%
Nonperforming loans to total assets..................        1.51          1.25       1.52       2.75       4.56       6.40
Nonperforming assets to total assets.................        2.02          1.79       2.16       4.81       7.57       9.10
Allowance for loan losses to nonperforming loans.....       42.96         54.14      60.94      32.99      27.01      23.76
Allowance for loan losses to total loans.............        1.71          1.78       2.19       1.92       2.31       2.80

---------------
(1) The cumulative effect of accounting change represents the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(2) For 1993, both primary and fully diluted loss per common share, based on loss before cumulative effect of accounting change, was $1.78.

(3) Data provided for the six months ended June 30, 1997 is shown on an annualized basis.

(4) Core deposits are comprised of savings, money market and NOW accounts.

(5) The efficiency ratio is defined as general and administrative expenses as a percentage of net interest and dividend income plus noninterest income excluding net gain (loss) on sales of assets.

                              UNAUDITED PRO FORMA
             COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of AFC and subsidiary and the adjusted historical Consolidated Statement of Financial Condition of GNYSB and subsidiaries giving effect to the consummation of the Merger on June 30, 1997, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 combine the historical Consolidated Statements of Operations of AFC and subsidiary and GNYSB and subsidiaries giving effect to the Merger as if the Merger had become effective on January 1, 1996, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. These adjustments are substantially the same as the adjustments set forth in the Proxy Statement-Prospectus under the caption "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." Management believes that updating such adjustments to a more recent date would not, in the aggregate, have a material effect on the pro forma information set forth herein.

     The unaudited pro forma combined condensed consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of AFC and subsidiary and GNYSB and subsidiaries incorporated by reference in this Supplement and the Proxy Statement-Prospectus and the other pro forma financial information and notes thereto appearing elsewhere herein and therein.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL
                                   CONDITION
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                              HISTORICAL    ADJUSTED
                                                 AFC       HISTORICAL          PRO FORMA             PRO FORMA
                                              FINANCIAL      GNYSB            ADJUSTMENTS            COMBINED
                                              ----------   ----------         -----------           -----------
ASSETS
Cash on Hand & In Banks.....................  $   17,026   $   21,588          $      --            $    38,614
Federal Funds Sold and Repurchase
  Agreements................................     162,586       12,900                 --                175,486
Securities Available-for-Sale...............   1,955,046      204,087           (107,609)(C)          2,051,524
FHLB Stock..................................      35,800       24,250                 --                 60,050
Securities Held-to-Maturity.................   2,167,309    1,207,466            (15,000)(D)          3,359,775
Loans and Investments In Real Estate
  Held-for-Sale.............................          --           --             33,413(D(ii))          33,413
Loans Receivable............................   3,085,322      980,447             23,000(D)           4,051,659
                                                      --           --            (37,110)(D(ii))             --
  Less allowance for Loan Losses............     (14,927)     (36,238)(B)             --                (51,165)
                                              ----------   ----------          ---------            -----------
  Total Loans Receivable, Net...............   3,070,395      944,209(B)         (14,110)             4,000,494
Real Estate Owned and Investments in Real
  Estate, net...............................      10,473       32,480            (21,803)(D(ii))         21,150
Accrued Interest Receivable.................      47,113       14,964                 --                 62,077
Premises and Equipment, Net.................      82,802       28,788                 --                111,590
Excess of cost over fair value of net assets
  acquired and other intangibles............      96,047           --            158,044(E)             254,091
Other Assets................................      19,898       77,817(B)           9,467(D)             107,182
                                              ----------   ----------          ---------            -----------
          Total Assets......................  $7,664,495   $2,568,549(B)       $  42,402            $10,275,446
                                              ==========   ==========          =========            ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:.................................  $4,545,241   $1,643,100          $   5,200(D)         $ 6,193,541
  Borrowed Funds............................   2,446,017      689,504            (14,164)(D)          3,121,357
  Accrued Expenses and Other Liabilities....      73,470       29,736                 --                103,206
                                              ----------   ----------          ---------            -----------
          Total Liabilities.................   7,064,728    2,362,340             (8,964)             9,418,104
                                              ----------   ----------          ---------            -----------
Stockholders' Equity:
  Preferred Stock...........................          --        3,478             (3,478)(F)              2,000
                                                                                   2,000(C)
  Common Stock..............................         264       13,717            (13,717)(F)                264
  Additional paid-in capital................     337,391      167,437           (167,437)(F)            477,829
                                                                                 140,438(C)
  Retained Earnings.........................     403,136       34,791(B)         (34,791)(F)            403,136
  Treasury Stock............................    (115,137)          --            115,137(C)                  --
  Net Unrealized Gains on Securities, Net of
     Taxes..................................       1,827          250               (250)(F)              1,827
  Less Common Stock acquired by the ESOP....     (23,001)     (13,464)            13,464(F)             (23,001)
  Less Common Stock acquired by the RRPs....      (4,713)          --                 --                 (4,713)
                                              ----------   ----------          ---------            -----------
          Total Stockholders' Equity........     599,767      206,209(B)          51,366                857,342
                                              ----------   ----------          ---------            -----------
          Total Liabilities and
            Stockholders' Equity............  $7,664,495   $2,568,549(B)       $  42,402            $10,275,446
                                              ==========   ==========          =========            ===========

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                          HISTORICAL
                                                   -------------------------      PRO FORMA         PRO FORMA
                                                      AFC           GNYSB        ADJUSTMENTS         COMBINED
                                                   ----------     ----------     -----------        ----------
Total interest income............................  $  264,485     $   89,113       $(2,891)(G)      $  350,707
Total interest expense...........................     165,584         51,161          (450)(G)         216,295
                                                     --------        -------       -------            --------
Net interest income..............................      98,901         37,952        (2,441)(B)         134,412
Provision for loan losses........................       1,914            500            --               2,414
                                                     --------        -------       -------            --------
Net interest income after provision for loan
  losses.........................................      96,987         37,452        (2,441)            131,998
Non-interest income..............................       8,132          3,871            --              12,003
Non-interest expense:
  General and administrative.....................      47,885         24,239            --              72,124
  Real estate operations, net....................         191          1,489            --               1,680
  Provision for real estate losses...............         291            500            --                 791
  Amortization of excess of cost over fair value
     of net assets acquired......................       4,220             --         5,268(H)            9,488
                                                     --------        -------       -------            --------
Total non-interest expense.......................      52,587         26,228         5,268              84,083
                                                     --------        -------       -------            --------
Income before income taxes.......................      52,532         15,095        (7,709)             59,918
Income taxes.....................................      21,891          5,646        (2,551)             24,986(I)
                                                     --------        -------       -------            --------
Net income.......................................  $   30,641     $    9,449       $(5,158)         $   34,932
                                                     ========        =======       =======            ========
Primary weighted average number of common stock
  equivalents outstanding during the year........  21,177,749     13,951,271                        26,845,204(J)
Fully diluted weighted average number of common
  stock equivalents outstanding during the
  year...........................................  21,307,568     15,430,020                        26,975,023(J)
Net income per common share:
  Primary........................................  $     1.45     $     0.42                        $     1.19(K)
  Fully diluted..................................  $     1.44     $     0.39                        $     1.18(K)

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                                 JUNE 30, 1997

     (A) Basis of Presentation

     The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition of AFC and subsidiary and GNYSB and subsidiaries at June 30, 1997 has been prepared as if the Merger had been consummated on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the six months ended June 30, 1997 was prepared as if the Merger had been consummated on January 1, 1996. The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of AFC and GNYSB after giving effect to the Merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

     Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

          (i) Estimated fair values -- Estimated fair values for securities held-to-maturity, loans, deposits and borrowings were obtained from GNYSB's 1996 Annual Report to Shareholders -- Footnote number 17 of "Notes to Consolidated Financial Statements -- Fair Value of Financial Instruments." The resulting net discount/premium on securities held-to-maturity and loans, respectively, for purposes of these pro forma financial statements, is being accreted/amortized to interest income on a straight-line basis over four and ten years, respectively. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense on a straight-line basis over their remaining estimated lives of five years.

          (ii) Income taxes -- a net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using a statutory rate of 43.03%.

     (B) The Merger Agreement requires GNYSB at the written request of AFC to modify and change certain of its policies and practices, including loan policies and practices, before the Effective Time so as to be consistent on a mutually satisfactory basis with those of Astoria Federal subject to compliance with generally accepted accounting principles and all applicable laws and regulations. GNYSB is not obligated to take any such action until after the date on which all required regulatory approvals and stockholder approvals are received and after receipt of written confirmation from AFC that it is not aware of any fact or circumstance that would prevent completion of the Merger. AFC has advised GNYSB that it expects to make such a request and that it currently expects that compliance with such requirement will result in an additional provision for loan losses of $19,500,000. A corresponding deferred tax asset of $8,951,000 was recorded in other assets using GNYSB's historical statutory rate of 45.9%. The provision is not reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations as the statements are prepared as if the Merger had occurred on January 1, 1996. The provision is a non-recurring charge which would have been recorded by GNYSB prior to the Merger. The following table reconciles the adjustments to the historical GNYSB and subsidiaries Consolidated Statement of Condition of June 30, 1997 with the presentation of the Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of June 30, 1997.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

                                                                                    ADJUSTED
                                                     HISTORICAL                    HISTORICAL
                                                       GNYSB        ADJUSTMENT       GNYSB
                                                     ----------     ----------     ----------
                                                                  (IN THOUSANDS)
        Allowance for loan losses..................   $ (16,738)     $(19,500)      $ (36,238)
                                                       ========      ========         =======
        Other assets (including deferred tax assets
          of $40,365,000 prior to adjustment and
          $49,316,000 after adjustment)............   $  68,866      $  8,951       $  77,817
                                                       ========      ========         =======
        Retained Earnings..........................   $  45,340      $(10,549)      $  34,791
                                                       ========      ========         =======

     (C) Under the terms of the Merger Agreement, holders of GNYSB Common Stock will receive either 0.50 shares of AFC Common Stock or $19.00 in cash for each share, subject to 75% of the GNYSB Common Stock being converted into the right to receive AFC Common Stock and 25% being converted into the right to receive cash. The total cost of the transaction is summarized as follows:

                                                      25% CASH         75% STOCK          TOTAL
                                                      --------         ---------         --------
                                                                    (IN THOUSANDS)
GNYSB's total common shares outstanding(i)..........  $ 65,156         $ 190,838(vii)    $255,994
Cash-out of incremental stock options, net of
  tax(ii)...........................................     6,826                --            6,826
Conversion of GNYSB's Series A Preferred Stock to
  GNYSB Common Stock(iii)...........................     6,632            19,425           26,057
Issuance of Preferred Stock Series B(iv)............        --            47,312           47,312
Estimated transaction costs.........................    28,995(v)             --           28,995
                                                      --------          --------         --------
          Totals....................................  $107,609(vi)     $ 257,575         $365,184
                                                      ========          ========         ========

---------------
   (i) Based on 13,716,985 shares of GNYSB Common Stock outstanding as of June 30, 1997, of which 25% represents 3,429,246 shares and 75% represents 10,287,739 shares.

  (ii) Assumes that none of the holders of GNYSB's stock options elect to exchange such options for AFC's options. As of June 30, 1997, there were 1,083,410 outstanding options to purchase GNYSB Common Stock with a weighted average exercise price of $7.94.

 (iii) Assumes the conversion of shares of GNYSB Series A Preferred Stock into shares of GNYSB Common Stock at or prior to the Effective Time at an exchange ratio of .9448 shares of GNYSB Common Stock for each share of GNYSB Series A Preferred Stock. As of June 30, 1997, there were 1,477,802 shares of GNYSB Series A Preferred Stock outstanding. See "THE
       MERGER -- Merger Consideration and Election, Allocation and Proration Procedures -- CNYSB Series A Preferred Stock."

 (iv) Estimated fair value of AFC Series B Preferred Stock to be issued pursuant to the Merger Agreement.

  (v) Estimated transaction costs of $28,995,000 consist of the following:

                Merger-related compensation and severance.......  $19,320,000
                Professional services...........................    5,600,000
                Systems and facilities conversion and other
                  expenses......................................    4,075,000

 (vi) It is assumed that the cash portion of the transaction will be financed through the sale of securities from AFC's available-for-sale securities portfolio. As of June 30, 1997, the weighted average yield of AFC's available-for-sale securities portfolio was 6.72%.

 (vii) Assumes reissuance of AFC's Common Stock through its treasury account with an average cost per share of $21.39. For accounting purposes, the fair market value of AFC Common Stock was $37.10 per share, for determination of total stock consideration.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

     (D) Purchase Accounting adjustments are estimated as follows:

                                                                              (IN THOUSANDS)
                                                                              --------------
        GNYSB's net assets -- historical at June 30, 1997
          (i)..............................................                      $206,209
        Adjustments to GNYSB's statement conditions:
          Termination of GNYSB's ESOP (payoff of loan
             payable)......................................                        13,464
        Fair value adjustments: (ii)
          Securities held-to-maturity......................     $(15,000)
          Loans and investments in real estate
             held-for-sale.................................      (25,500)(iii)
          Loans receivable.................................       23,000
          Deposits.........................................       (5,200)
          Borrowings.......................................          700
                                                                --------
        Subtotal -- net fair value adjustments.............                       (22,000)
        Tax effects of fair value adjustments at 43.03%....                         9,467
                                                                                 --------
        Total net adjustments to net assets acquired.......                           931
                                                                                 --------
        Adjusted net assets acquired.......................                      $207,140
                                                                                 ========

---------------
 (i) After adjustments as described above under Note B.

 (ii) Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.

(iii) Represents loans and investments in real estate, held-for-investment by GNYSB, but which AFC will consider selling subsequent to the consummation of the Merger. Based on the intent to accelerate the disposition of such assets, an estimated purchased accounting adjustment of $25,500,000 was made.

     (E) The excess of cost over the fair value of net assets acquired is set forth below:

                                                                         (IN THOUSANDS)
                                                                         --------------
        Total cost:
        Cash portion...................................................     $107,609
        Stock portion..................................................      257,575
                                                                            --------
                                                                             365,184
        Net assets acquired............................................      207,140
                                                                            --------
        Total excess of cost over the fair value of net assets
          acquired.....................................................     $158,044
                                                                            ========

     (F) Purchase accounting adjustments to eliminate GNYSB's stockholders' equity accounts.

                 AFC AND SUBSIDIARY AND GNYSB AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)

     (G) Pro forma adjustments to interest income and interest expense were calculated as follows:

                                                                           FOR THE SIX MONTHS
                                                    FOR THE YEAR ENDED       ENDED JUNE 30,
                                                    DECEMBER 31, 1996             1997
                                                    ------------------     ------------------
                                                                 (IN THOUSANDS)
        Reduction in interest income on securities
          sold to fund acquisition ($107,609 at
          6.72%)..................................       $ (7,248)              $ (3,616)
        Accretion of discount on securities (4
          years)..................................          3,750                  1,875
        Amortization of premium on loans (10
          years)..................................         (2,300)                (1,150)
                                                          -------                -------
          Total net adjustments -- interest
             income...............................       $ (5,798)              $ (2,891)
                                                          =======                =======
        Amortization of premium on deposits (5
          years)..................................       $  1,040               $    520
        Accretion of discount on borrowings (5
          years)..................................           (140)                   (70)
                                                          -------                -------
          Total net adjustments -- interest
             expense..............................       $    900               $    450
                                                          =======                =======

     (H) The amortization of the excess of cost over the fair value of net assets acquired is assumed straight-line over a period of fifteen years.

     (I) Income tax expense was calculated using AFC's actual six months ended June 30, 1997 and year ended December 31, 1996 effective rates of 41.7%, and 45.4%, respectively.

     (J) Primary and fully diluted weighted average number of common and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using AFC's historical weighted average common and common stock equivalents plus 5,667,455 shares issued to GNYSB stockholders under the terms of the Merger Agreement.

     (K) Net income per common share was adjusted for dividends on preferred shares of $6,000,000 annually and $3,000,000 for the six months ended June 30, 1997.

     (L) The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the Merger on AFC's results of operations for the next five years:

                                              EXCESS OF COST
                 PROJECTED FUTURE                OVER FAIR              NET          NET DECREASE
              AMOUNTS FOR THE YEARS              VALUE OF           (ACCRETION)       IN INCOME
                ENDED DECEMBER 31           NET ASSETS ACQUIRED     AMORTIZATION     BEFORE TAXES
        ----------------------------------  -------------------     ------------     ------------
                                                               (IN THOUSANDS)
        1997..............................       $  10,536            $ (2,350)        $  8,186
        1998..............................          10,536              (2,350)           8,186
        1999..............................          10,536              (2,350)           8,186
        2000..............................          10,536              (2,350)           8,186
        2001..............................          10,536               1,400           11,936
        2002 and thereafter...............         105,364              11,500          116,864
                                                  --------             -------         --------
                                                 $ 158,044            $  3,500         $161,544
                                                  ========             =======         ========

                                  INTRODUCTION

     This Supplement contains important information for the holders of record of GNYSB Stock Certificates as of September 30, 1997 concerning the Elections to be made in connection with the Merger.

     PLEASE READ THIS SUPPLEMENT AND THE PROXY STATEMENT-PROSPECTUS CAREFULLY. THE FAILURE OF A HOLDER OF GNYSB STOCK CERTIFICATES TO PROPERLY COMPLETE, SIGN AND DELIVER THE ACCOMPANYING ELECTION FORM, TOGETHER WITH THE GNYSB STOCK CERTIFICATES REPRESENTING THE SHARES OF GNYSB COMMON STOCK TO WHICH THAT ELECTION FORM RELATES, TO ONE OF THE PROPER LOCATIONS SPECIFIED BELOW, SO THAT THE ELECTION FORM AND ACCOMPANYING DOCUMENTS ARE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 17, 1997, THE ELECTION DEADLINE, OR TO PROPERLY COMPLETE, SIGN AND DELIVER THE ACCOMPANYING NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE, AND TO COMPLY WITH THE PROCEDURES DESCRIBED IN THIS SUPPLEMENT AND THE INSTRUCTIONS TO THE ELECTION FORM, WILL CAUSE SUCH STOCKHOLDER TO BE DEEMED TO HAVE MADE A NO-ELECTION, WHICH WILL RESULT IN SUCH STOCKHOLDER RECEIVING EITHER CASH, AFC COMMON STOCK, OR A COMBINATION THEREOF, DEPENDING UPON THE ELECTIONS MADE BY OTHER HOLDERS OF GNYSB STOCK CERTIFICATES. IF A FORMER GNYSB STOCKHOLDER IS DEEMED TO HAVE MADE A NO-ELECTION AND IF EITHER (I) THE NUMBER OF SHARES OF GNYSB COMMON STOCK WITH RESPECT TO WHICH CASH ELECTIONS ARE MADE EXCEEDS THE NUMBER OF SHARES WHICH CAN BE CONVERTED INTO CASH OR (II) THE NUMBER OF SHARES OF GNYSB COMMON STOCK WITH RESPECT TO WHICH STOCK ELECTIONS ARE MADE EXCEEDS THE NUMBER OF SHARES WHICH CAN BE CONVERTED INTO SHARES OF AFC COMMON STOCK, SUCH STOCKHOLDER WILL RECEIVE THE FORM OF CONSIDERATION THAT WAS NOT OVERSUBSCRIBED.

     IMPORTANT: To make a valid Election, record holders of GNYSB Common Stock as of September 30, 1997 must complete, sign and return the accompanying Election Form and the certificates with respect to all of the shares of GNYSB Common Stock to which the Election Form relates, in accordance with the Instructions to the Election Form or Notice of Guaranteed Delivery. A properly completed and signed Election Form (with signature guarantees, if required by the Election Form), together with certificate(s) representing all of the GNYSB Common Stock to which the Election Form relates (see Instructions to the accompanying Election Form), or a Notice of Guaranteed Delivery must be received by the Exchange Agent at one of the proper locations specified in the Election Form by the Election Deadline (5:00 p.m., Eastern Time, on October 17, 1997).

     ALL ELECTION FORMS AND NOTICE OF GUARANTEED DELIVERY MUST BE ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT ONE OF THE PROPER LOCATIONS LISTED BELOW BY THE ELECTION DEADLINE. THE EXCHANGE AGENT AND THE PROPER LOCATIONS ARE:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:                       BY HAND:                BY OVERNIGHT DELIVERY:
         P.O. Box 3305            120 Broadway, 13th Floor          85 Challenger Road
 South Hackensack, New Jersey     New York, New York 10271           Mail Drop-Reorg.
             07606                Attention: Reorganization     Ridgefield Park, New Jersey
   Attention: Reorganization             Department                        07660
          Department                                             Attention: Reorganization
                                                                        Department

     It is recommended that certificates be sent via certified mail, return receipt requested, and appropriately insured.

     If you have any questions, you should contact the Information Agent, ChaseMellon Shareholder Services, L.L.C., toll-free at (888) 213-0887.

     STOCK CERTIFICATES REPRESENTING THE SHARES OF AFC COMMON STOCK ISSUED IN THE MERGER, CHECKS IN PAYMENT OF FRACTIONAL SHARES, AND CHECKS IN PAYMENT OF CASH PAID IN THE MERGER ARE EXPECTED TO BE DISTRIBUTED WITHIN TEN (10) BUSINESS DAYS AFTER OCTOBER 17, 1997, THE ELECTION DEADLINE.

                             SUMMARY OF THE MERGER

CONSUMMATION

     The Merger of GNYSB with and into Astoria Federal was consummated following the close of business on September 30, 1997 pursuant to the terms contained in the Merger Agreement and as described in the Proxy Statement-Prospectus. See "THE MERGER" in the Proxy Statement-Prospectus.

CONSIDERATION FOR GNYSB SHARES

     The Merger Agreement provides that the aggregate Merger Consideration payable to holders of GNYSB Common Stock will consist of 0.5 of a share of AFC Common Stock (together with the related AFC Right for each full share of AFC Common Stock issued pursuant to the AFC Rights Agreement between AFC and ChaseMellon Shareholder Services, L.L.C. dated as of July 17, 1996) per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock (the "Stock Consideration") and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock (the "Cash Consideration"). Accordingly, each share of GNYSB Common Stock has been converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock determined as provided below.

     The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the Election of other stockholders as described herein, and no guarantee can be given that the Election of any stockholder will be honored. See "ELECTION, ALLOCATION AND PRORATION PROCEDURES." Holders of shares of GNYSB Series B Preferred Stock will receive an equal amount of shares of AFC Series B Preferred Stock, a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

                 ELECTION, ALLOCATION AND PRORATION PROCEDURES

     The following is a summary of information concerning the election, allocation and proration procedures that are applicable to the Merger. The procedures for completing the enclosed Election Form are described in detail in such Election Form and the accompanying instructions, which stockholders are urged to read carefully. The terms of such election, allocation and proration and the procedures therefor are set forth in the Merger Agreement and are also described in the Proxy Statement-Prospectus under the heading "THE MERGER."

DESCRIPTION OF ELECTIONS

     Each record holder of GNYSB Common Stock is being asked to make an Election to receive for its shares of GNYSB Common Stock:

     (i) 0.5 of a share of AFC Common Stock for each share of GNYSB Common Stock (a "Stock Election");

     (ii) $19.00 in cash without interest for each share of GNYSB Common Stock (a "Cash Election");

     (iii) a Stock Election with respect to some of such stockholder's shares of GNYSB Common Stock and a Cash Election with respect to the remaining shares of GNYSB Common Stock held by such holder; or

     (iv) whatever is left after the Election of the other holders of GNYSB Common Stock and, to the extent necessary, the application of certain random selection procedures (a "No-Election").

     Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of GNYSB Common Stock a holder must elect to convert to AFC Common Stock must equal or exceed 100 shares. Therefore, any holder of GNYSB Common Stock who owns less than 100 shares must elect a Cash Election or No-Election or be treated as having made a No-Election. A failure to properly make an Election as described below will be treated as a No-Election.

     The aggregate consideration payable to stockholders of GNYSB Common Stock will consist of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock. Accordingly, each share of GNYSB Common Stock has been converted in the Merger into the right to receive: (i) 0.5 of a share of AFC Common Stock, (ii) $19.00 in cash or (iii) a combination of cash and a fraction of a share of AFC Common Stock. The actual consideration ultimately received by a stockholder for shares of GNYSB Common Stock will depend upon certain election, allocation and proration procedures and the Election of other stockholders as described herein and in the accompanying materials, therefore no guarantee can be given that any stockholder's Election will be honored.

ELECTION PROCEDURES

     All Elections will be required to be made on the accompanying Election Form. To make an effective Election with respect to shares of GNYSB Common Stock, the holder thereof must, in accordance with the Election Form, (i) complete properly, sign and return the Election Form to the Exchange Agent, (ii) either (a) deliver therewith his or her GNYSB Stock Certificates with respect to such shares or (b) complete the procedure for delivery by book-entry transfer of such shares on a timely basis, and (iii) deliver therewith any other required documents, so that the Election Form and related documents are received by the Exchange Agent prior to 5:00 p.m., Eastern Time, on October 17, 1997. If a GNYSB Stock Certificate has been lost, stolen or destroyed, the holder is requested to immediately contact the Exchange Agent for instructions as to how to submit a valid Election. See "-- Lost, Stolen or Destroyed Certificates."

     A holder of shares of GNYSB Common Stock having a preference as to the form of consideration to be received for his or her shares of GNYSB Common Stock should make an Election, because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. Neither AFC nor the AFC Board of Directors makes any recommendation as to whether stockholders should make a Stock Election, a Cash Election, a Split Election or a No-Election. Each holder of GNYSB Stock Certificates must make his or her own decision with respect to such Election.

     Each holder of record is entitled to make an Election and submit an Election Form covering all shares of GNYSB Common Stock actually held of record by such holder. Nominee record holders, which includes any nominee, any trustee or any other person that holds shares of GNYSB Common Stock in any capacity whatsoever on behalf of another person or entity, are entitled to make a separate Election in each capacity, as well as an Election on behalf of each beneficial owner of shares of GNYSB Common Stock held through such nominee record holder through proper instructions and documentation. Beneficial owners who are not record holders are not entitled to submit Election Form but make their Election through their record owner.

     A holder of shares of GNYSB Common Stock may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") by an "Eligible Institution", (as defined below) to be received by the Exchange Agent at or prior to the Election Deadline. Such Notice of Guaranteed Delivery must state the holder's name, the number of GNYSB shares represented by the holder's GNYSB Stock Certificate and the Election with respect to such shares, and the Eligible Institution must guarantee the delivery to the Exchange Agent of the holder's properly completed and executed Election Form and Letter of Transmittal and the holder's GNYSB Stock Certificate(s) within three (3) Trading Days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the holder's Election Form and Letter of Transmittal and the holder's GNYSB Stock Certificate(s) must be received by the Exchange Agent within three (3) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent. Eligible Institutions include: (i) a bank (as defined in Section 3(a) of the Federal Deposit Insurance Act);

(ii) a broker, dealer, municipal securities dealer, municipal securities broker, governmental securities dealer or government securities broker, as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) a credit union (as defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) a national securities exchange, registered securities association or clearing agency, as those terms are used under the Exchange Act; or (v) a savings association (as defined in Section 3(b) of the Federal Deposit Insurance Act).

     Neither a Cash Election nor a Stock Election will be effective if the Election Form or Notice of Guaranteed Delivery is not properly completed and signed (with signature guarantees, if required by the Election Form) by each holder of record of GNYSB Common Stock as of September 30, 1997, and actually received by the Exchange Agent at one of the proper locations specified in the Election Form or Notice of Guaranteed Delivery by the Election Deadline. For a Cash Election or a Stock Election to be effective, a properly completed and signed Election Form or Notice of Guaranteed Delivery must be received on time and be accompanied by the certificate or certificates representing all of the GNYSB Common Stock held of record by the holder of record submitting the Election Form. The Election Deadline is 5:00 p.m., Eastern Time, on October 17, 1997. Stockholders who indicate No-Election on the Election Form or Notice of Guaranteed Delivery are also asked to send in the certificate or certificates representing their GNYSB Common Stock when they return their completed Election Form. Any Cash Election, Stock Election or No-Election may be revoked, but only by written notice actually received by the Exchange Agent at one of the proper locations specified in the Election Form by October 17, 1997.

     AFC and the Exchange Agent shall be entitled to rely upon GNYSB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration or shares of AFC Series B Preferred Stock, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any GNYSB stock certificate, AFC and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     AFC has the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Election Forms and revocations. The decisions of AFC or of the Exchange Agent with respect to the effectiveness of any Election Form or revocation will be conclusive and binding. Allocations will be made by the Exchange Agent and will be conclusive and binding on holders of GNYSB Common Stock.

     IF A STOCKHOLDER DOES NOT MAKE AN EFFECTIVE CASH ELECTION, STOCK ELECTION, SPLIT ELECTION OR NO-ELECTION (WHICH WOULD RESULT, OR EXAMPLE, FROM THE FAILURE TO SEND TO THE EXCHANGE AGENT GNYSB STOCK CERTIFICATES WITH A PROPERLY COMPLETED AND SIGNED ELECTION FORM OR FROM THE EXCHANGE AGENT NOT ACTUALLY RECEIVING THE PROPER DOCUMENTS AT ONE OF THE PROPER LOCATIONS SPECIFIED IN THE ELECTION FORM BY THE ELECTION DEADLINE), THE STOCKHOLDER WILL BE DEEMED NOT TO HAVE MADE AN ELECTION AND WILL BE DEEMED TO HAVE MADE A NO-ELECTION WITH RESPECT TO RECEIVING EITHER AFC COMMON STOCK OR CASH FOR ALL OF SUCH STOCKHOLDER'S SHARES. NEITHER AFC NOR THE EXCHANGE AGENT WILL BE UNDER ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN AN ELECTION FORM OR REVOCATION SUBMITTED TO THE EXCHANGE AGENT.

     THE MERGER QUALIFIES AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND, ACCORDINGLY, FOR FEDERAL INCOME TAX PURPOSES, NO GAIN OR LOSS WILL BE RECOGNIZED BY AFC, ASTORIA FEDERAL OR GNYSB AS A RESULT OF THE MERGER AND, EXCEPT WHERE ANY CASH CONSIDERATION IS RECEIVED OR TO THE EXTENT OF ANY CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE INTEREST IN GNYSB COMMON STOCK, NO GAIN OR LOSS WILL BE RECOGNIZED BY HOLDERS OF GNYSB COMMON STOCK OR GNYSB SERIES B PREFERRED STOCK AS A RESULT OF THE MERGER. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

NO OVERSUBSCRIPTION

     In the event that the number of shares as to which a Cash Election has been made does not exceed 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) all shares as to which a Cash Election has been made shall be converted into the right to receive $19.00 in cash without interest per share of GNYSB Common Stock;

     (ii) all shares as to which a Stock Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock; and

     (iii) shares as to which No-Election has been made shall be converted into either the right to receive 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock or $19.00 per share of GNYSB Common Stock as determined by random selection so that 25% of the shares of GNYSB Common Stock are converted into the right to receive cash and 75% of the shares of GNYSB Common Stock are converted into the right to receive AFC Common Stock.

     The random selection process to be used by the Exchange Agent will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

OVERSUBSCRIPTION FOR CASH

     If the aggregate number of shares as to which a Cash Election has been made exceeds 25% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) each share as to which a Stock Election has been made and each share as to which No-Election has been made shall be converted into the right to receive 0.5 of a share of AFC Common Stock; and

     (ii) each share as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The amount in cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 25% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Cash Election has been made. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a number equal to one minus the Cash Fraction. For example, if the aggregate number of shares as to which a Cash Election has been made equals 50%, 75% or 100% of the shares of GNYSB Common Stock, the combination would consist of $9.50 in cash and
          0.25 of a share of AFC Common Stock, $6.33 in cash and 0.3333 of a share of AFC Common Stock and $4.75 in cash and 0.375 of a share of AFC Common Stock, respectively.

OVERSUBSCRIPTION FOR AFC COMMON STOCK

     If the aggregate number of shares as to which a Stock Election has been made exceeds 75% of the shares of GNYSB Common Stock outstanding at the Effective Time, then:

     (i) each share as to which a Cash Election has been made and each share as to which No-Election has been made shall be converted into the right to receive $19.00 in cash without interest; and

     (ii) each share as to which a Stock Election has been made shall be converted into the right to receive a combination of cash and AFC Common Stock. The number of shares of AFC Common Stock will be equal to the product, rounded to four decimal places, of (x) 0.50 and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 75% of the shares of GNYSB Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Stock Election has been made. The amount of cash will be equal to the product, rounded to the nearest $0.01, of (x) $19.00 and (y) a number equal to one minus the Stock Fraction. For example, if the aggregate number of shares as to which a Stock Election has been made equals 90% or 100% of the shares of GNYSB Common Stock, the combination would consist of 0.4167 of a share of AFC Common Stock and $3.17 in cash and 0.375 of a share of AFC Common Stock and $4.75 in cash, respectively.

NO GUARANTEE OF CHOSEN CONSIDERATION OR EQUIVALENT VALUE

     Because the Merger Agreement provides that the aggregate consideration payable to holders of GNYSB Common Stock in the Merger will be fixed such that it consists of 0.5 of a share of AFC Common Stock per share of GNYSB Common Stock for 75% of the shares of GNYSB Common Stock and $19.00 in cash per share of GNYSB Common Stock for the remaining 25% of the shares of GNYSB Common Stock, no guarantee can be given that the Election of any given stockholder will be honored. Rather, the Election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus stockholders may not receive their requested form of consideration or combination thereof. Because the market price of AFC Common Stock may fluctuate and it could be greater than or less than $38.00 per share (the price at which the market value of 0.5 of a share of AFC Common Stock would equal the cash consideration of $19.00 per share), the market value of 0.5 of a share of AFC Common Stock received per share could be less than or greater than the cash consideration per share of $19.00.

FRACTIONAL SHARES

     Stock certificates will not be delivered for fractional shares resulting from the exchange of GNYSB Common Stock for AFC Common Stock. Instead, each holder of GNYSB Common Stock who would otherwise be entitled to a fractional share will receive in lieu thereof a check in an amount equal to such fractional share multiplied by $48.26, the average of the mean between the closing high bid and low asked prices of a share of AFC Common Stock, as reported on the Nasdaq National Market, for the 30 consecutive trading days immediately preceding September 27, 1997 (the day on which all applicable waiting periods expired following the date on which the last approval necessary to consummate the Merger was received), rounded to the nearest cent.

MISCELLANEOUS

     Upon consummation of the Merger, any shares of GNYSB Common Stock that were owned by GNYSB as treasury stock or that were held directly or indirectly by AFC other than in a fiduciary capacity or in satisfaction of a debt previously contracted were canceled and retired. No payment will be made with respect thereto and such shares will not be considered for purposes of the foregoing.

GNYSB SERIES A PREFERRED STOCK

     Prior to the consummation of the Merger, the GNYSB ESOP Trustee converted the GNYSB Series A Preferred Stock into 1,396,227 shares of GNYSB Common Stock. The ESOP Trustee will be subject to the election, allocation and proration procedures with respect to the GNYSB Common Stock held by the GNYSB ESOP at the Effective Time.

GNYSB SERIES B PREFERRED STOCK

     At the Effective Time, the outstanding shares of GNYSB Series B Preferred Stock were converted into shares of AFC Series B Preferred Stock, a newly-created series of preferred stock of AFC with substantially identical and no less favorable terms.

DELIVERY OF AFC COMMON STOCK AND CASH

     At the Effective Time, holders of GNYSB Stock Certificates ceased to have any rights as stockholders of GNYSB and now only have the right to receive the AFC Common Stock and/or cash into which their GNYSB Common Stock is to be converted. AFC will mail a Letter of Transmittal (for use in submitting to the Exchange Agent GNYSB Stock Certificates) as promptly as practicable after the Election Deadline to all GNYSB stockholders of record on September 30, 1997 who do not submit such certificates to the Exchange Agent in connection with the Election Form. No further action will be required of those record holders of GNYSB Common Stock who submit such certificates to the Exchange Agent with their Election Form.

     After the completion of the foregoing election, allocation and proration procedures, each holder of a GNYSB Stock Certificate who surrenders to the Exchange Agent such certificate or certificates, will be entitled, upon acceptance of such certificates by the Exchange Agent, to (i) a certificate or certificates representing the number of full shares of AFC Common Stock and/or the amount of cash into which the aggregate number of shares of GNYSB Common Stock previously represented by such surrendered certificate or certificates has been converted pursuant to the Merger Agreement and (ii) any other distribution theretofore paid with respect to the AFC Common Stock issuable to such holder in the Merger, in each case without interest. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. It is expected that within ten (10) business days after the Election Deadline, the Exchange Agent will distribute AFC Common Stock and cash with respect to shares of GNYSB Common Stock covered by effective Election Forms.

     No holder of GNYSB Stock Certificates will be entitled to receive either cash, AFC Common Stock or a combination thereof until he or she surrenders such certificates to the Exchange Agent, and no interest will accrue in respect thereof. Each share of AFC Common Stock for which shares of GNYSB Common Stock are exchanged in the Merger will be deemed to have been issued on September 30, 1997. Accordingly, former GNYSB stockholders who receive AFC Common Stock in the Merger will be entitled to receive any dividends or other distributions, without interest and less any applicable withholding taxes imposed thereon, that may be payable to holders of record of AFC Common Stock after September 30, 1997. However, no dividends or other distributions will actually be paid on such AFC Common Stock to any holder until the certificate or certificates formerly representing the GNYSB Common Stock have been surrendered, at which time such dividends or other distributions shall be remitted to such person without interest. If a GNYSB Stock Certificate has been lost, stolen or destroyed, the holder is requested to immediately contact the Exchange Agent for instructions as to how to submit a valid Election. See "-- Lost, Stolen or Destroyed Certificates."

     Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the former stockholders of GNYSB for six (6) months after the Effective Time shall be repaid by the Exchange Agent to AFC upon the written request of AFC. After such request is made, any such stockholder who has not theretofore complied with the election, allocation and proration procedures described herein shall look only to AFC for payment and issuance of their Merger Consideration deliverable in respect of each share of GNYSB Common Stock such stockholder holds as determined pursuant to the Merger Agreement without any interest thereon. If outstanding GNYSB Stock Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of AFC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of AFC, Astoria Federal, the Exchange Agent or any other person shall be liable to any former holder of GNYSB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

LOST, STOLEN OR DESTROYED CERTIFICATES

     If a GNYSB Stock Certificate has been lost, stolen or destroyed, the holder is requested to immediately contact the Exchange Agent for instructions as to how to submit a valid Election. See Instruction 12 set forth in the accompanying Election Form. In any such event, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration or the shares of AFC Series B Preferred Stock, as the case may be, deliverable in respect thereof pursuant to the Merger Agreement.

COMPLETION OF THE ELECTION FORM

     Elections by record holders of shares of GNYSB Common Stock must be made by properly completing and signing the Election Form (a copy of which is enclosed) or a photocopy thereof, or a Notice of Guaranteed Delivery (a copy of which is enclosed), and delivering it to the Exchange Agent at one of the proper locations specified in the Election Form so that it is received by the Exchange Agent by the Election Deadline. Detailed instructions for completing the Election Form are set forth on the Election Form.

     An Election will have been validly made by a holder of shares of GNYSB Common Stock only if that holder's properly completed and signed Election Form (with signature guarantees, if required by the Election Form), accompanied by the certificates representing all shares of GNYSB Common Stock to which such Election Form relates (unless the holder completes the procedure for delivery by book-entry transfer of such shares on a timely basis), or a properly executed Notice of Guaranteed Delivery is actually received by the Exchange Agent at one of the proper locations specified in the Election Form by the Election Deadline (5:00 p.m., Eastern Time, on October 17, 1997). See Instructions 1 and 3 to the Election Form.

     Special rules are provided for Elections made by nominees and those who hold in various capacities. See Instruction 13 to the Election Form.

     Holders of GNYSB Stock Certificates who have made Elections will be permitted to change their Elections or revoke their Elections in accordance with the procedures and within the time deadlines set forth in Instruction 2 to the Election Form.

     Holders of GNYSB Stock Certificates who wish to have certificates for AFC Common Stock or checks for fractional shares or cash to be paid in the Merger issued in names or mailed to addresses different than those of the record holders of GNYSB Common Stock must comply with Instruction 10 to the Election Form.

     No-Election will be effective unless (i) the Election Form is signed by a holder of record of GNYSB Common Stock as of September 30, 1997, (ii) the Election Form is properly completed and signed (with signature guarantees, if required by the Election Form) accompanied by the GNYSB Stock Certificate(s) to which the Election Form relates and (iii) all such materials are actually received by the Exchange Agent at one of the proper locations specified in the Election Form by the Election Deadline. If a GNYSB Stock Certificate has been lost, stolen or destroyed, the holder is requested to immediately contact the Exchange Agent for instructions as to how to submit a valid Election. See
"-- Lost, Stolen or Destroyed Certificates."

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the principal federal income tax consequences of the Merger is based upon the provisions of the Code, the regulations thereunder, judicial authority, administrative rulings and practice as of the date hereof and the opinion of Thacher Proffitt & Wood. The following discussion does not address the federal income tax consequences to special classes of taxpayers, including, without limitation, insurance companies, securities dealers, financial institutions, tax exempt organizations or trusts, foreign persons, persons who hold shares of GNYSB Common Stock as part of a straddle or conversion transaction and persons who acquired shares of GNYSB Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the Merger, whether or not such transactions are in connection with the Merger, including, without limitation, the exercise of options or rights to purchase shares of GNYSB Common Stock in anticipation of the Merger. This discussion is based upon representations contained in certificates provided by officers of AFC and GNYSB. No ruling has been requested from the Internal Revenue Service (the "Service") with respect to the federal income tax consequences of the Merger. Former GNYSB stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

     Tax Opinions. The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Thacher Proffitt & Wood has provided AFC an opinion, and Sullivan & Cromwell has provided GNYSB an opinion (the "Tax Opinions"), each dated the Effective Time, substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by AFC, Astoria Federal or GNYSB as a result of the Merger; (iii) except to the extent of any cash received in lieu of a fractional share interest in GNYSB Common Stock or of any Cash Consideration received, no gain or loss will be recognized by holders of GNYSB Common Stock who exchange their shares of GNYSB Common Stock for shares of AFC Common Stock pursuant to the Merger; (iv) the tax basis of the shares of AFC Common Stock received by each holder of GNYSB Common Stock who exchanges shares of GNYSB Common Stock for shares of AFC Common Stock in the Merger will be the same as the tax basis of the shares of GNYSB Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest of GNYSB Common Stock for which cash is received and by the amount of any Cash Consideration received, and increased by any gain recognized on such exchange; (v) the holding period of the shares of AFC Common Stock received by each holder of GNYSB Common Stock in the Merger will include the holding period of the shares of GNYSB Common Stock exchanged therefor, provided that such stockholder holds such shares of GNYSB Common Stock as a capital asset at the Effective Time; (vi) no gain or loss will be recognized by the holders of GNYSB Series B Preferred Stock who exchange their shares of GNYSB Series B Preferred Stock solely for shares of AFC Series B Preferred Stock pursuant to the Merger; (vii) the tax basis of the shares of AFC Series B Preferred Stock received by each GNYSB stockholder who exchanges GNYSB Series B Preferred Stock solely for shares of AFC Series B Preferred Stock in the Merger will be the same as the tax basis of the GNYSB Series B Preferred Stock surrendered pursuant to the Merger and (viii) the holding period of the shares of AFC Series B Preferred Stock received by each holder of GNYSB Series B Preferred Stock in the Merger will include the holding period of the shares of GNYSB Series B Preferred Stock exchanged therefor, provided that such stockholder holds such GNYSB Series B Preferred Stock as a capital asset at the Effective Time.

     The Tax Opinions will not be binding on the Service, and there can be no assurance that the Service will not contest the conclusions expressed therein. The Tax Opinions are based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by AFC, Astoria Federal, GNYSB and certain of their respective stockholders, officers and other persons, which representations and certificates Thacher Proffitt & Wood and Sullivan & Cromwell have assumed to be true, correct and complete. If such representations or certificates are inaccurate, the Tax Opinions could be adversely affected.

     Tax Consequences; General. The following summary sets forth certain anticipated material federal income tax consequences of the Merger to former GNYSB stockholders. The tax treatment of each stockholder will depend in part upon such stockholder's particular situation and the consideration received by such stockholder pursuant to the Merger. This summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws, regulations or interpretations may differ at the Effective Time, and relevant facts also may differ. In general, the tax treatment of holders of both GNYSB Common Stock and GNYSB Series B Preferred Stock who receive Cash Consideration pursuant to the Merger will be essentially as described below under "Exchange of GNYSB Common Stock for AFC Common Stock and Cash." Such holders should consult their own tax advisors for the specific tax consequences applicable to such holders.

     Exchange of GNYSB Stock Solely for AFC Stock. No gain or loss will be recognized by a former GNYSB stockholder who receives solely AFC Common Stock for such stockholder's shares of GNYSB Common Stock (except to the extent such a stockholder receives cash in lieu of a fractional share interest in AFC Common Stock) or by a former GNYSB stockholder who receives solely AFC Series B Preferred Stock for such stockholder's shares of GNYSB Series B Preferred Stock.

     Such a stockholder's aggregate tax basis in the AFC Common Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of GNYSB Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of AFC Common Stock for which cash is received. Such a stockholder's aggregate tax basis in the AFC Series B Preferred Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of GNYSB Series B Preferred Stock exchanged therefor. The holding period of AFC Common Stock or AFC Series B Preferred Stock received will include the holding period of the shares of GNYSB Common Stock or GNYSB Series B Preferred Stock exchanged therefor, provided that such shares were held as a capital asset as of the Effective Time. Former GNYSB stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share of AFC Common Stock or AFC Series B Preferred Stock since several methods of determination may be available.

     Exchange of GNYSB Common Stock for AFC Common Stock and Cash. A former GNYSB stockholder who receives both AFC Common Stock and cash (other than cash received in lieu of a fractional share interest in AFC Common Stock) will recognize gain, but not loss, to the extent of the lesser of:

          (i) the excess of (A) the sum of the aggregate fair market value of the AFC Common Stock received (including the fair market value of any fractional share interest in AFC Common Stock for which cash is received) and the amount of cash received (other than cash received in lieu of such fractional share interest) over (B) the stockholder's aggregate adjusted federal income tax basis for the shares of GNYSB Common Stock exchanged; and

          (ii) the amount of cash received by such stockholder (other than cash received in lieu of such fractional share interest).

     If the shares of GNYSB Common Stock exchanged in the Merger were held as capital assets at the Effective Time, any gain will be treated as capital gain. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of a taxpayer in the 15% ordinary income tax bracket) on capital gains if such GNYSB Common Stock exchanged was held for at least 18 months, and for the 28% maximum tax on capital gains if such GNYSB Common Stock was held for more than one year and less than 18 months. However, if the receipt of cash (other than cash received in lieu of a fractional share interest) has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code, such gain will be treated as a dividend to the extent of such stockholder's ratable share of the undistributed accumulated earnings and profits of GNYSB or possibly of AFC. The following is a brief discussion of such potential tax treatment; however, former GNYSB stockholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their GNYSB Common Stock will be treated as a dividend.

     The stock redemption provisions of Section 302 of the Code apply in determining whether cash received by a former GNYSB stockholder pursuant to the Merger has the effect of a distribution of a dividend under Section 356(a)(2) of the Code (the "Hypothetical Redemption Analysis"). Under the Hypothetical Redemption Analysis, a former GNYSB stockholder will be treated as if the portion of the shares of GNYSB Common Stock exchanged for cash in the Merger had been instead exchanged for shares of AFC Common Stock (the "Hypothetical Shares"), followed immediately by a redemption of the Hypothetical Shares by AFC for cash. Under the principles of Section 302 of the Code, a former GNYSB stockholder will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such stockholder. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code apply in comparing a former GNYSB stockholder's ownership interest in AFC both immediately after the Merger (but before the hypothetical redemption) and after the hypothetical redemption.

     Whether the hypothetical redemption by AFC of the Hypothetical Shares for cash is "not essentially equivalent to a dividend" with respect to a former GNYSB stockholder depends upon such stockholder's particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in such stockholder's percentage ownership of AFC stock. In determining whether the hypothetical redemption by AFC results in a meaningful reduction in a former GNYSB stockholder's percentage ownership of AFC stock, and therefore, does not have the effect of a distribution of a dividend, a former GNYSB stockholder should compare his or her share interest in AFC (including interests owned actually, hypothetically and constructively) immediately after the Merger (but before the hypothetical redemption) to his or her share interest after the hypothetical redemption. The Service has indicated, in Revenue Ruling 76-385, that a stockholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the stockholder's actual and constructive ownership before and after the redemption. In Revenue Ruling 76-385, a reduction from .0001118 percent to
 .0001081 percent was found to be a meaningful reduction in stockholdings.

     The hypothetical redemption transaction would be "substantially disproportionate," and therefore, would not have the effect of a distribution of a dividend with respect to a former GNYSB stockholder who owns less than 50% of the voting power of the outstanding AFC Common Stock if the percentage of AFC Common Stock actually and constructively owned by such stockholder immediately after the hypothetical redemption is less than 80% of the percentage of AFC Common Stock actually, hypothetically and constructively owned by such stockholder immediately before the hypothetical redemption.

     In determining how many shares of AFC Common Stock a former GNYSB stockholder owns constructively before the hypothetical redemption for purposes of making the "not essentially equivalent to a dividend" or "substantially disproportionate" determination, such stockholder must take into account any Hypothetical Shares owned by the persons or entities whose stock he or she is deemed to own constructively under Section 318 of the Code.

     Such a stockholder's aggregate tax basis in the AFC Common Stock received pursuant to the Merger equals such stockholder's aggregate tax basis in the shares of GNYSB Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of AFC Common Stock for which cash is received and by the amount of any Cash Consideration received, and increased by the amount of gain, if any, recognized by such stockholder in the Merger (including any portion of such gain that is treated as a dividend). The holding period of AFC Common Stock received includes the holding period of the shares of GNYSB Common Stock exchanged therefor, provided that such shares of GNYSB Common Stock were held as a capital asset as of the Effective Time. Former GNYSB stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share of AFC Common Stock since several methods of determination may be available.

     Exchange of GNYSB Common Stock Solely for Cash. A former GNYSB stockholder who receives solely cash in exchange for such stockholder's shares of GNYSB Common Stock may be treated as (i) having sold such shares of GNYSB Common Stock to AFC, (ii) having received, in exchange for such shares of GNYSB Common Stock, stock of AFC which was deemed to have been redeemed by AFC, or (iii) having such shares of GNYSB Common Stock deemed to have been redeemed by GNYSB. In the event of sale treatment, such stockholder would recognize gain or loss in an amount equal to the difference between the amount of cash received and the stockholder's aggregate adjusted federal income tax basis for such shares of GNYSB Common Stock. In the event of redemption treatment, such deemed redemption would be subject to Section 302 of the Code, with the result that such stockholder would be treated as having sold his or her shares and would recognize gain or loss in a like amount if the deemed redemption is in "complete redemption" of all of such stockholder's stock in the redeeming corporation, is "substantially disproportionate" with respect to such stockholder or is "not essentially equivalent to a dividend." In making such a determination under
Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing a former GNYSB stockholder's ownership interest in the redeeming corporation both immediately before and after the Merger. See
"-- Exchange of GNYSB Common Stock for AFC Common Stock and Cash." Gain or loss realized on a sale of such shares of GNYSB Common Stock will be capital gain or loss if such shares of GNYSB Common Stock were held as capital assets at the Effective Time. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of a taxpayer in the 15% ordinary income tax bracket) on capital gains if the GNYSB Common Stock exchanged was held for at least 18 months, and for the 28% maximum tax on capital gains if such GNYSB Common Stock was held for more than one year and less than 18 months. If sale treatment does not apply to a deemed redemption, the cash received by such a stockholder will be treated as a dividend to the extent of the redeeming corporation's accumulated and current earnings and profits. Former GNYSB stockholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of GNYSB Common Stock will be treated as a dividend.

     Fractional Shares of AFC Common Stock. No fractional shares of AFC Common Stock will be issued in the Merger. A former GNYSB stockholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by AFC subject to Section 302 of the Code. Such a deemed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend." See
"-- Exchange of GNYSB Common Stock for AFC Common Stock and Cash." If the AFC Common Stock represents a capital asset in the hands of the stockholder, the stockholder generally will recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received therefor and the stockholder's tax basis in the fractional share. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of a taxpayer in the 15% ordinary income tax bracket) on capital gains if the GNYSB Common Stock exchanged was held for at least 18 months, and for the 28% maximum tax on capital gains if such GNYSB Common Stock was held for more than one year and less than 18 months.

     Backup Withholding. Unless an exemption applies under applicable law and regulations, the Exchange Agent will be required to withhold 31% of any cash payments to which a non-corporate stockholder or other payee is entitled pursuant to the Merger unless the stockholder or other payee provides its taxpayer identification number (social security number, employer identification number or individual taxpayer identification number) and certifies that such number is correct. Each stockholder and, if applicable, each other payee must complete and sign the substitute Form W-9 or, if applicable, the certificate of foreign status on Form W-8, included with the Election Form, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to AFC and the Exchange Agent.

           DESCRIPTION OF ASTORIA FINANCIAL CORPORATION CAPITAL STOCK

     See "DESCRIPTION OF AFC CAPITAL STOCK" and "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS' in the Proxy Statement-Prospectus.

                       CERTAIN REGULATORY CONSIDERATIONS

     See "CERTAIN REGULATORY CONSIDERATIONS" in the Proxy Statement-Prospectus.

                                    EXPERTS

     The consolidated financial statements of AFC and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in AFC's Form 10-K for the year ended December 31, 1996 and incorporated by reference into this Supplement, have been incorporated by reference herein and in the Registration Statement of which the Proxy Statement-Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in AFC's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of GNYSB and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in GNYBancorp's Registration Statement on Form S-4 dated March 11, 1997 and GNYSB's Annual Report on Form F-2 and incorporated by reference into this Supplement, have been incorporated by reference herein and in the Registration Statement of which the Proxy Statement-Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in GNYBancorp's Registration Statement on Form S-4 dated March 11, 1997 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                    ELECTION FORM AND LETTER OF TRANSMITTAL

    TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING SHARES OF COMMON STOCK,
        PAR VALUE $1.00 PER SHARE ("GNYSB COMMON STOCK" OR "SHARES") OF

                       THE GREATER NEW YORK SAVINGS BANK
               SUBMITTED PURSUANT TO AN ELECTION (AN "ELECTION")
                  IN CONNECTION WITH THE MERGER WITH AND INTO

                  ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
               A FEDERALLY CHARTERED SAVINGS AND LOAN ASSOCIATION
                         AND WHOLLY-OWNED SUBSIDIARY OF

                         ASTORIA FINANCIAL CORPORATION

     THE INSTRUCTIONS ACCOMPANYING THIS ELECTION FORM AND LETTER OF TRANSMITTAL ("ELECTION FORM") SHOULD BE READ CAREFULLY BEFORE THIS ELECTION FORM IS COMPLETED.

                                    ELECTION

     TO MAKE A VALID ELECTION AS DESCRIBED HEREIN, THIS ELECTION FORM OR A NOTICE OF GUARANTEED DELIVERY, PROPERLY COMPLETED AS DESCRIBED HEREIN, MUST ACTUALLY BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 17, 1997 (THE "ELECTION DEADLINE").

     You must elect to receive in exchange for each share of GNYSB Common Stock:
(i) 0.5 of a share of AFC Common Stock, par value $0.01 per share ("AFC Common Stock") (a "Stock Election"), (ii) $19.00 in cash (a "Cash Election"), (iii) a Stock Election with respect to some of your shares of GNYSB Common Stock and a Cash Election with respect to your remaining shares of GNYSB Common Stock (a "Split Election") or (iv) make no election with respect your GNYSB Common Stock (a "No-Election").

     In determining whether to make a Cash Election, a Stock Election, a Split Election or a No-Election, stockholders should consult their own financial and tax advisors. NO RECOMMENDATION IS MADE WITH RESPECT TO WHETHER A CASH ELECTION, STOCK ELECTION, SPLIT ELECTION OR NO-ELECTION SHOULD BE MADE.

     Nominee record holders, which include any nominee, any trustee or any other person who holds shares of GNYSB Common Stock in any capacity whatsoever on behalf of another person or entity are directed to Instruction 14.

     For information as to the federal income tax consequences of receiving shares of AFC Common Stock or cash in exchange for your shares of GNYSB Common Stock, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement delivered herewith. You are urged, in addition, to consult with your tax advisor.

     This Election Form should be promptly (i) completed and signed in the space provided below and on the Substitute Form W-9 and (ii) mailed or delivered with your certificate(s) representing shares of GNYSB Common Stock to ChaseMellon Shareholder Services, L.L.C., acting as exchange agent (the "Exchange Agent") at either of the following addresses:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:                        BY HAND                 BY OVERNIGHT DELIVERY
         P.O. Box 3305            120 Broadway, 13th Floor          85 Challenger Road
  South Hackensack, NJ 07606      New York, New York 10271          Mail Drop -- Reorg
   Attention: Reorganization      Attention: Reorganization      Ridgefield Park, NJ 07660
          Department                     Department              Attention: Reorganization
                                                                        Department

                             FOR INFORMATION CALL:
                                 (888) 213-0887

  IT IS RECOMMENDED THAT CERTIFICATES AND ELECTION FORMS BE SENT VIA CERTIFIED
                                     MAIL,
             APPROPRIATELY INSURED, WITH RETURN RECEIPT REQUESTED.

--------------------------------------------------------------------------------
             DESCRIPTION OF SHARES OF GNYSB COMMON STOCK ENCLOSED*

------------------------------------------------------------------------------------------------------------------
        NAME EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE(S)                   CERTIFICATE(S) ENCLOSED
                    AND ADDRESS OF REGISTERED HOLDER                            (PLEASE LIST BELOW -- ATTACH
                       (PLEASE FILL IN, IF BLANK)                              ADDITIONAL LIST IF NECESSARY)
 ------------------------------------------------------------------------------------------------------------------
                                                                             CERTIFICATE              NUMBER
                                                                              NUMBER(S)             OF SHARES
                                                                         ------------------------------------------

                                                                         ------------------------------------------

                                                                         ==========================================
                                                                                   Total Number of Shares
 ------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TYPE OF ELECTION

------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL NUMBER OF GNYSB SHARES
   TOTAL NUMBER OF        STOCK ELECTION        CASH ELECTION       AS TO WHICH AN ELECTION IS       NO-ELECTION
    GNYSB SHARES**            SHARES              SHARES **                 BEING MADE                 SHARES**
  ==================================================================================================================
  ------------------------------------------------------------------------------------------------------------------

ASTORIA FINANCIAL CORPORATION RESERVES THE RIGHT TO DEEM THAT YOU HAVE MADE A "NO-ELECTION" IF:

    (A) NO CHOICE IS INDICATED ABOVE;

    (B) YOU FAIL TO FOLLOW THE INSTRUCTIONS ON THIS ELECTION FORM (INCLUDING SUBMISSION OF YOUR GNYSB STOCK CERTIFICATES)* OR OTHERWISE FAIL TO PROPERLY MAKE AN ELECTION;

    (C) A COMPLETED ELECTION FORM (INCLUDING SUBMISSION OF YOUR GNYSB STOCK CERTIFICATES) OR A NOTICE OF GUARANTEED DELIVERY IS NOT ACTUALLY RECEIVED BY OCTOBER 17, 1997, THE ELECTION DEADLINE; OR

    (D) YOU OWN LESS THAN 100 SHARES OF GNYSB COMMON STOCK AND DO NOT MAKE A CASH ELECTION.

---------------
 * IF YOUR STOCK CERTIFICATE(S) HAS BEEN EITHER LOST, STOLEN OR DESTROYED AND YOU REQUIRE ASSISTANCE IN REPLACING IT/THEM, CALL THE INFORMATION AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., TOLL-FREE AT (888) 213-0887 IMMEDIATELY TO RECEIVE INSTRUCTIONS REGARDING REPLACEMENT. SEE ALSO INSTRUCTION 12 BELOW. YOU CANNOT SUBMIT AN EFFECTIVE ELECTION FORM WITHOUT YOUR GNYSB STOCK CERTIFICATES ATTACHED HERETO.

** ANY HOLDER OF GNYSB COMMON STOCK WHO OWNS LESS THAN 100 SHARES MUST ELECT THE
   CASH ELECTION OR NO-ELECTION OR BE TREATED AS HAVING MADE A NO-ELECTION.

     Under the Taxpayer Relief Act of 1997, capital gain realized by holders of GNYSB Common Stock may qualify for the 20% maximum tax (10% in the case of such a taxpayer in the 15% ordinary income tax bracket) on capital gains if the GNYSB Common Stock exchanged was held for at least 18 months, and for the 28% maximum tax on capital gains if such GNYSB Common Stock was held for more than one year and less than 18 months. If you acquired shares of GNYSB Common Stock on different dates or at different prices and make a Split Election, you may designate below the certificate number for each GNYSB Common Stock certificate that represents shares of GNYSB Common Stock for which cash is to be received. To insure proper tax treatment, you (or, if you are acting through a broker or other agent, such broker or agent) should retain records of the particular Shares that are exchanged for cash.
--------------------------------------------------------------------------------
                            FOR SPLIT ELECTIONS ONLY

------------------------------------------------------------------------------------------------------------------
                   CERTIFICATE NUMBER
              (PLEASE LIST BELOW -- ATTACH
              ADDITIONAL LIST IF NECESSARY)                         NUMBER OF SHARES EXCHANGED FOR CASH
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

==================================================================================================================
------------------------------------------------------------------------------------------------------------------

                     NOTE: SIGNATURE MUST BE PROVIDED BELOW
                      AND ON THE SUBSTITUTE FORM W-9 BELOW

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To ChaseMellon Shareholder Services, L.L.C.:

     In connection with the merger (the "Merger") of The Greater New York Savings Bank ("GNYSB") with and into Astoria Federal Savings and Loan Association ("Astoria Federal"), pursuant to an Agreement and Plan of Merger, dated as of the 29th day of March, 1997, by and among Astoria Financial Corporation, a Delaware corporation ("AFC"), Astoria Federal and GNYSB, as amended, together with the related Plan of Bank Merger (together, the "Merger Agreement"), the undersigned hereby makes the Election or Elections set forth herein and surrenders to you for cancellation, as Exchange Agent, certificates (the "Certificates") representing all of the undersigned's shares of GNYSB Common Stock listed above in exchange for the right to receive for each share of GNYSB Common Stock: (i) 0.5 of a share of AFC Common Stock, together with the related preferred share purchase right for each full share of AFC Common Stock issued pursuant to the Rights Agreement between AFC and the Exchange Agent, dated as of July 17, 1996 (the "Stock Consideration"), (ii) $19.00 in cash (the "Cash Consideration"), (iii) Stock Consideration with respect to some of the undersigned's shares of GNYSB Common Stock and Cash Consideration with respect to the undersigned's remaining shares of GNYSB Common Stock, or (iv) whatever is left after the election of the other holders of GNYSB Common Stock and, to the extent necessary, the application of certain allocation and proration procedures. In addition, it is understood that AFC will pay cash in lieu of any fractional shares of AFC Common Stock in connection with the Merger.

     The undersigned understands that the election referred to above is subject to certain terms, conditions and limitations that have been set out in the following documents: the Merger Agreement, the Joint Proxy Statement-Prospectus, dated June 24, 1997 (the "Proxy Statement-Prospectus") and the Prospectus Supplement (the "Supplement"), copies of which accompany this Election Form. The Merger Agreement is included as Appendix A to the Proxy Statement-Prospectus. Extra copies of the Election Form, Notice of Guaranteed Delivery, Supplement or Proxy Statement-Prospectus may be requested from ChaseMellon Shareholder Services, L.L.C., as Information Agent, at the addresses or phone number shown above. The undersigned hereby acknowledges the receipt of the Proxy Statement-Prospectus and the Supplement.

     The undersigned hereby represents and warrants that the undersigned was, at close of business on September 30, 1997, the effective date of the merger of GNYSB with and into Astoria Federal ("Effective Date"), and is the registered holder of the above-described GNYSB Common Stock with good title to the above-described GNYSB Common Stock and full power and authority to sell, assign and transfer the above-described GNYSB Common Stock represented by the enclosed Certificate(s), free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such GNYSB Common Stock. The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange. All authority conferred or agreed to be conferred in this Election Form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

     Unless otherwise indicated below under Special Issuance and Payment Instructions, in exchange for the enclosed Certificate(s), the undersigned requests issuance of a certificate representing the appropriate number of shares of the Stock Consideration (which shall include a check for cash in lieu of fractional shares, if any) or a check for the Cash Consideration, as the case may be, in the name of the undersigned. Similarly, unless otherwise indicated below under Special Delivery Instructions, please mail such certificate and/or check, as the case may be, to the undersigned at the address shown above. In the event that both the Special Delivery Instructions and the Special Issuance and Payment Instructions are completed, please issue such certificate and/or check, as the case may be, in the name of, and mail such certificate and/or check to, the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to GNYSB Common Stock for which Special Delivery Instructions and/or Special Issuance and Payment Instructions have been given.

-------------------------------------------------------------------------------------------------
                                            IMPORTANT
                                            SIGN HERE
    =========================================================================================
                                   (SIGNATURE(S) OF OWNER(S))
    (Must be signed by registered holder(s) as name(s) appear(s) on stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer, custodian or other person acting in a representative capacity and the shares submitted herewith are registered in the name of such signatory expressly in such capacity (e.g., John Doe, as
    Trustee), such capacity should be indicated. (See Instruction 8)
    Dated: -----------------, 1997
    Name(s):
    =========================================================================================
                                         (PLEASE PRINT)
    Capacity, if applicable:
    -----------------------------------------------------------------
    Area Code and
    Telephone Number: ------------------------------
=================================================================================================
                                       SIGNATURE GUARANTEE
        (REQUIRED ONLY IF EITHER "SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS" OR "SPECIAL
                  DELIVERY INSTRUCTIONS" ARE PROVIDED BELOW. SEE INSTRUCTION 5)
    Signature(s)
    Guaranteed:
    -----------------------------------------------------------------------------------------
          ----------------------------------------------------------------------------
                  (NAME OF FIRM PROVIDING SIGNATURE GUARANTEE -- PLEASE PRINT)

    -----------------------------------------------------------------------------------------
                                     (AUTHORIZED SIGNATURE)
    Date --------------, 1997
-------------------------------------------------------------------------------------------------

------------------------------------------------------

                          SPECIAL ISSUANCE AND PAYMENT
                                  INSTRUCTIONS
                          (SEE INSTRUCTIONS 5 AND 10)

 To be completed ONLY if the certificate representing the Stock Consideration or the check representing the Cash Consideration, or cash in lieu of fractional shares, as the case may be, is to be issued in the name of someone other than the undersigned.

 ISSUE THE CERTIFICATE REPRESENTING THE STOCK CONSIDERATION OR THE CHECK REPRESENTING THE CASH CONSIDERATION, OR CASH IN LIEU OF FRACTIONAL SHARES TO:

 Name
 ---------------------------------------------
                                    (PLEASE PRINT)

 Address
 -------------------------------------------

             -----------------------------------------------------
                               (INCLUDE ZIP CODE)

             -----------------------------------------------------
                  (TAX IDENTIFICATION OR SOCIAL SECURITY NO.)
======================================================

                                SPECIAL DELIVERY
                                  INSTRUCTIONS
                          (SEE INSTRUCTIONS 5 AND 10)

 To be completed ONLY if the certificate representing the Stock Consideration or the check representing the Cash Consideration, or cash in lieu of fractional shares, as the case may be, is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

 MAIL THE CERTIFICATE REPRESENTING THE STOCK CONSIDERATION OR THE CHECK REPRESENTING THE CASH CONSIDERATION, OR CASH IN LIEU OF FRACTIONAL SHARES TO:

 Name
 ---------------------------------------------
                                    (PLEASE PRINT)

 Address
 -------------------------------------------

             -----------------------------------------------------
                               (INCLUDE ZIP CODE)

             -----------------------------------------------------
                  (TAX IDENTIFICATION OR SOCIAL SECURITY NO.)
             ------------------------------------------------------

                                  INSTRUCTIONS

     Former stockholders of GNYSB will not receive any certificates representing shares of the Stock Consideration or the check representing the Cash Consideration, or the cash in lieu of fractional shares (if any), in exchange for their Certificates representing GNYSB Common Stock, or any dividends payable on such shares of AFC Common Stock comprising the Stock Consideration, until the Certificates owned by such stockholders are received by the Exchange Agent at the address set forth above, together with such documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. No interest will accrue on such dividends, and such dividends will not be reinvested pursuant to AFC's Automatic Dividend Reinvestment and Stock Purchase Plan. If your Certificate(s) is lost, stolen or destroyed, refer to Instruction 12 below.

     You should understand that your Election is subject to certain terms, conditions and limitations that have been set out in the following documents: the Merger Agreement, the Proxy Statement-Prospectus and the Supplement. The Merger Agreement is included as Appendix A to the Proxy Statement-Prospectus. The filing of this Election Form constitutes acknowledgment of the receipt of the Proxy Statement-Prospectus and the Supplement.

     1. ELECTION DEADLINE. For any Election contained herein to be considered, this Election Form, properly completed, and the related certificates representing GNYSB Common Stock must actually be received by the Exchange Agent at the address on the front of this Election Form no later than 5:00 p.m., Eastern Time, on October 17, 1997, the Election Deadline. The Exchange Agent will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. The Exchange Agent may disregard immaterial defects in Election Forms.

     2. REVOCATION OR CHANGE OF ELECTION FORM. Any Election Form may be revoked or changed by written notice from the person submitting such Election Form to the Exchange Agent, but to be effective such notice must actually be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. The Exchange Agent may disregard immaterial defects with respect to revocations and changes.

     3. ELECTION PROCEDURES. As set forth in the Merger Agreement, Supplement and the Proxy Statement-Prospectus, the Cash Consideration and the Stock Consideration to which GNYSB common stockholders will be entitled by virtue of the Merger are fixed at approximately 25% and approximately 75%, respectively, of the GNYSB Common Stock outstanding. Thus, approximately 25% of the shares of GNYSB Common Stock outstanding on the Effective Date have been converted into the right to receive cash, and approximately 75% of the shares of GNYSB Common Stock outstanding at the Effective Date have been converted into the right to receive shares of AFC Common Stock (and cash in lieu of fractional shares). The extent to which Elections will be accommodated will depend upon the respective numbers of Stock Elections, Cash Elections, Split Elections and No-Elections. A GNYSB stockholder who makes a Cash Election may receive some shares of AFC Common Stock, and a GNYSB stockholder who makes a Stock Election may receive some cash. To the extent that all Elections cannot be accommodated, the consideration to be issued in the Merger will be allocated pursuant to the procedures set forth in the Merger Agreement and described in the Supplement under "ELECTION, ALLOCATION AND PRORATION PROCEDURES." Thus, an Election made by you may not be honored in certain circumstances. Allocations will be made by the Exchange Agent and will be conclusive and binding on holders of GNYSB Common Stock.

     4. NO FRACTIONAL INTERESTS. No certificate(s) representing a fraction of a full share of AFC Common Stock will be issued, and, in lieu thereof, the Exchange Agent will remit on AFC's behalf cash in an amount equal to the product of (i) the fraction of a share of AFC Common Stock, if any, to which any GNYSB stockholder would otherwise be entitled and (ii) $48.26, the average of the mean between the closing high bid and low asked prices of a share of AFC Common Stock, as reported on the National Market System of the Nasdaq National Market, for the 30 consecutive trading days immediately preceding September 27, 1997, rounded to the nearest cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     5. GUARANTEE OF SIGNATURES. A signature guarantee on this Election Form is required only if the holder has completed either the box entitled "Special Issuance and Payment Instructions" or the box entitled "Special Delivery Instructions" on the Election Form, or both. Such guarantee must be made by an Eligible Institution. Eligible Institutions include: (i) a bank (as defined in
Section 3(a) of the Federal Deposit Insurance Act); (ii) a broker, dealer, municipal securities dealer, municipal securities broker, governmental securities dealer or government securities broker, as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(iii) a credit union (as defined in Section 19(b)(1)(A) of the Federal Reserve
Act); (iv) a national securities exchange, registered securities association or clearing agency, as those terms are used under the Exchange Act; or (v) a savings association (as defined in Section 3(b) of the Federal Deposit Insurance
Act). Public notaries cannot execute acceptable guarantees of signatures.

     6. DELIVERY OF ELECTION FORM AND CERTIFICATES. This Election Form, properly completed and duly executed, together with the Certificate(s), should be delivered to the Exchange Agent at the addresses set forth in this Election Form. The method of delivery of Certificate(s) and all other required documents is at the election and risk of the owner. However, if any Certificate is sent by mail, it is recommended that it be sent by certified mail, appropriately insured, with return receipt requested.

     7. INADEQUATE SPACE. If the space provided herein is inadequate, the Certificate numbers and the numbers of shares of GNYSB Common Stock represented thereby should be listed on additional sheets and attached hereto.

     8. SIGNATURES ON ELECTION FORM; REQUIREMENT TO BE A RECORD HOLDER . All signatures must correspond exactly with the name written on the face of the Certificate(s) without alteration, variation or any change whatsoever.

     If any Certificate surrendered hereby is owned of record by two or more joint owners, all such owners must sign this Election Form.

     If any surrendered GNYSB Common Stock is registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of Certificates.

     If you hold Certificates for which you are not the record holder you may not submit an election. You may, however, want to request the record holder to make an Election on your behalf.

     9. STOCK TRANSFER TAXES. In the event that any transfer or other taxes become payable by reason of the issuance or payment of Stock Consideration or Cash Consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to AFC or must establish to the satisfaction of AFC that such tax has been paid.

     10. SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS; SPECIAL DELIVERY INSTRUCTIONS. Indicate the name and/or address of the person(s) to whom the Stock Consideration or the check representing the Cash Consideration, or the cash in lieu of fractional shares (if any), is to be issued or sent, if different from the name and/or address of the person(s) signing this Election Form.

     11. SUBSTITUTE FORM W-9. Each surrendering stockholder is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is a part of this Election Form and to certify whether such stockholder is subject to backup withholding. Failure to provide the information on the form may subject the surrendering stockholder to 31% federal income tax withholding on payments made to such surrendering stockholder with respect to his or her GNYSB Common Stock and on future dividends paid by AFC. A holder must cross out item (2) in the Certification box of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service that such holder is currently subject to backup withholding. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days, thereafter AFC will withhold 31% of all such payments and dividends until a TIN is provided to the Exchange Agent.

     12. LOST, STOLEN OR DESTROYED CERTIFICATES. If any stock Certificate has been either lost, stolen or destroyed, unless you take certain actions as advised by the Exchange Agent, you may not make a valid Election. You are urged to call the Information Agent, ChaseMellon Shareholder Services, L.L.C., toll-free at (888) 213-0887 immediately to receive instructions as to the steps you must take in order to effect a valid Election.

     13. TO EXERCISE RIGHTS IF STOCK CERTIFICATE MIGHT NOT PROPERLY REACH THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE. You may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") by an Eligible Institution, to be received by the Exchange Agent at or prior to the Election Deadline. Such Notice of Guaranteed Delivery must state your name, the number of GNYSB shares represented by your stock Certificate and the Election with respect to such shares, and the Eligible Institution must guarantee the delivery to the Exchange Agent of your properly completed and executed Election Form and Letter of Transmittal and your stock Certificate(s) within three (3) Trading Days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your election Form and Letter of Transmittal and your stock Certificate(s) must be received by the Exchange Agent within three (3) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent.

     14. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES . Each holder of record is entitled to make an Election and submit an Election Form covering all shares of GNYSB Common Stock actually held of record by such holder. Nominee record holders, which includes any nominee, any trustee or any other person that holds shares of GNYSB Common Stock in any capacity whatsoever on behalf of another person or entity, are entitled to make an election for such nominee record holder as well as an election on behalf of each beneficial owner of shares of GNYSB Common Stock held through such nominee record holder, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms.

     15. INFORMATION AND ADDITIONAL COPIES . Information and additional copies of this Election Form, the Proxy Statement-Prospectus or the Supplement may be obtained by writing to ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 14th Floor, New York, New York 10001. Attention: Information Agent Department, or by telephoning toll-free (888) 213-0887.

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, a holder who receives payments pursuant to the merger of GNYSB with and into Astoria Federal is required by law to provide the Exchange Agent (as payer) with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. If the holder is a business or other entity, such holder's TIN number will be the same as such holder's employer identification number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments made with respect to the GNYSB Common Stock and payments of dividends on AFC Common Stock received by such holder in the merger of GNYSB with and into Astoria Federal may be subject to backup withholding.

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made with respect to GNYSB Common Stock, the holder is required to notify the Exchange Agent of such holder's correct TIN by completing the form below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (a) such holder is exempt from backup withholding, (b) such holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The holder is required to give the Exchange Agent the TIN (i.e., social security number or employer identification number) of the holder of the GNYSB Common Stock tendered hereby. If such shares of GNYSB Common Stock are held in more than one name or are not held in the name of the beneficial owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

             PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

-------------------------------------------------------------------------------------------------

 SUBSTITUTE                    PART 1 -- PLEASE PROVIDE YOUR TIN  -------------------------------
 FORM W-9                      IN THE BOX AT RIGHT AND CERTIFY BY  Social Security Number
 (SEE INSTRUCTION 11)          SIGNING AND DATING BELOW           OR
 PLEASE FILL IN YOUR NAME AND                                    -------------------------------
 ADDRESS BELOW                                                    Employer Identification Number
                              -------------------------------------------------------------------
                               PART 2 -- CERTIFICATION--UNDER PENALTIES OF
 ----------------------------  PERJURY, I CERTIFY THAT:                             PART 3 --
   Name                        (1)  The number shown on this form is my correct  Awaiting TIN  [
  (if joint names, circle the  Taxpayer Identification Number (or I am waiting          ]
  name of                           for a number to be issued to me) and
  the person or entity whose
  name is
  entered in Part 1)
                              -------------------------------------------------------------------

                               (2)  I am not subject to backup withholding
 ----------------------------  because (a) I am exempt from backup withholding or    PART 4 --
 Address (number and street)        (b) I have not been notified by the Internal   Exempt  [ ]
----------------------------        Revenue Service ("IRS") that I am subject to
 City, State and Zip Code           backup withholding as a result of failure to
                                    report all interest or dividends, or (c) the
                                    IRS has notified me that I am no longer
                                    subject to backup withholding.
                              -------------------------------------------------------------------

                               CERTIFICATION INSTRUCTIONS -- You must cross out item (2) in Part
                               2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or
 DEPARTMENT OF THE TREASURY    dividends on your tax return. However, if after being notified by
 INTERNAL REVENUE SERVICE      the IRS that you are no longer subject to backup withholding, do
 PAYER'S REQUEST FOR TAXPAYER  not cross out item (2). If you are exempt from backup withholding,
 IDENTIFICATION NUMBER (TIN)
                               check the box in part 4 above.
                               SIGNATURE ----------------------------------  DATE
                               ---------------- , 1997
-------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER OF GNYSB WITH AND INTO ASTORIA FEDERAL. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                    THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

-------------------------------------------------       ------------------------------- , 1997
                    Signature                         Date

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-000-0000. Employer identification numbers have nine digits separated by only one hyphen: I.e. 00-0000000. The table below will help determine the number to give the payer.

 ------------------------------------------------------------
                                             GIVE THE
                                          SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:             NUMBER OF --
------------------------------------------------------------
1. An individual's account           The individual
2. Two or more individuals (joint    The actual owner of the
   account)                          account or, if combined
                                     funds, any one of the
                                     individuals(1)
3. Husband and wife (joint account)  The actual owner of the account or, if joint
                                     funds, either person(1)
4. Custodian account of a minor      The minor(2)
   (Uniform Gift to Minors Act)
5. Adult and minor (joint account)   The adult or, if the
                                     minor is the only
                                     contributor, the minor(1)
6. Account in the name of guardian   The ward, minor, or
   or committee for a designated     incompetent person(3)
   ward, minor, or incompetent
   person
7. a. The usual revocable savings    The grantor-trustee(1)
      trust account (grantor is
      also trustee)
  b. So-called trust account that    The actual owner(1)
     is not a legal or valid trust
     under State law
8. Sole proprietorship account       The owner(4)
------------------------------------------------------------

 ------------------------------------------------------------
                                         GIVE THE EMPLOYER
                                          IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:             NUMBER OF --
------------------------------------------------------------
 9. A valid trust, estate, or        The legal entity (Do not
   pension trust                     furnish the identifying
                                     number of the personal
                                     representative or trustee
                                     unless the legal entity
                                     itself is not designated
                                     in the account title.)(5)
10. Corporate account                The corporation
11. Religious, charitable, or        The organization
    educational organization
    account
12. Partnership account held in the  The partnership
    name of the business
13. Association, club or other tax-  The organization
    exempt organization
14. A broker or registered nominee   The broker or nominee
15. Account with the Department of   The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    - A real estate investment trust.
    - A common trust fund operated by a bank under section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    - An entity registered at all times under the investment Company Act of 1940.
    - A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under Section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    - Payments described in section 6049(b)(5) to non-resident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--if you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

October 3, 1997

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

We have been appointed by Astoria Financial Corporation to act as Information Agent in connection with the merger of The Greater New York Savings Bank ("GNYSB") into a wholly-owned subsidiary of Astoria Financial Corporation (the "Merger").

For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  A Joint Proxy Statement-Prospectus dated June 24, 1997;

     2.  A Prospectus Supplement dated October 3, 1997;

     3. An Election Form and Letter of Transmittal for your use and for the information of your clients;

     4.  A Notice of Guaranteed Delivery;

     5.  Instructions for Form W-9; and

     6. A form of letter which may be sent to your clients for whose accounts you hold shares of GNYSB's common stock registered in your name or in the name of your nominee, with space provided for obtaining the instructions of such clients with regard to the Merger.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

PLEASE NOTE THAT THE ELECTION DEADLINE IS OCTOBER 17, 1997 AT 5:00 P.M., EASTERN TIME.

Astoria Financial Corporation will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

Any inquiries you may have with respect to the Merger should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone number set forth on the Election Form and Letter of Transmittal.

Very truly yours,

ChaseMellon Shareholder Services, L.L.C.
(212) 273-8070

To Our Clients:

Enclosed for your consideration is the Election Form and Letter of Transmittal in connection with the merger of The Greater New York Savings Bank ("GNYSB") with a wholly-owned subsidiary of Astoria Financial Corporation. We are the holder of record of shares of GNYSB's common stock held for your account. AN ELECTION OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. The Election Form and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

You may elect to receive cash, stock or a mixture of cash and stock in exchange for your GNYSB shares. The actual consideration ultimately received by a stockholder for shares of GNYSB common stock will depend upon certain election, allocation and proration procedures and the election of other stockholders.

We request instructions as to whether you wish us to elect cash, stock or a mixture of cash and stock for your shares held by us for your account upon the terms and subject to the conditions set forth in the Election Form and Letter of Transmittal.

The Election Deadline is October 17, 1997 at 5:00 P.M., New York City Time.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT AN ELECTION ON YOUR BEHALF BY THE ELECTION DEADLINE, THE ELECTION DEADLINE IS OCTOBER 17, 1997, AT 5:00 P.M., EASTERN TIME.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                       THE GREATER NEW YORK SAVINGS BANK

     This Notice of Guaranteed Delivery, or a facsimile hereof, must be used to tender shares of common stock, par value $1.00 per share (the "GNYSB Common Stock"), of The Greater New York Savings Bank ("GNYSB") pursuant to the terms and subject to the conditions set forth in the Joint Proxy-Statement Prospectus dated June 24, 1997 (the "Proxy Statement-Prospectus"), the Prospectus Supplement dated October 3, 1997 (the "Supplement") and the related Election Form and Letter of Transmittal (the "Letter of Transmittal") if certificates for shares of GNYSB Common Stock are not immediately available, or if the procedures for book-entry transfer of shares of GNYSB Common Stock cannot be completed on or prior to the expiration date, or if time will not permit all required documents to reach the Exchange Agent on or prior to the expiration date. This form or one substantially equivalent hereto may be delivered by hand or transmitted by facsimile transmission or letter to the Exchange Agent. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Proxy Statement-Prospectus, the Supplement or the Letter of Transmittal.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:                   BY HAND DELIVERY:             BY OVERNIGHT DELIVERY:
     Post Office Box 3305         120 Broadway -- 13th Floor          85 Challenger Road
  South Hackensack, NJ 07606          New York, NY 10271               Mail Drop-Reorg.
     Attn: Reorganization            Attn: Reorganization         Ridgefield Park, NJ 07660
          Department                      Department                 Attn: Reorganization
                                                                          Department

                                 By Facsimile:

                                  201/329-8936

                             Confirm by Telephone:

                                  201/296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby represents that the undersigned owns the shares of GNYSB Common Stock tendered hereby, and hereby (i) tenders to the Exchange Agent upon the terms and subject to the conditions set forth in the Proxy Statement-Prospectus, the Supplement and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of GNYSB Common Stock specified below pursuant to the guaranteed delivery procedures set forth under the caption "Election, Allocation and Proration Procedures -- Election Procedures" in the Supplement. The undersigned hereby tenders the shares of GNYSB Common Stock listed below:

-----------------------------------------------------------------------------------------------
                                       TYPE OF ELECTION
-----------------------------------------------------------------------------------------------
                                                           TOTAL NUMBER OF
                                                         GNYSB SHARES AS TO
   TOTAL NUMBER                                           WHICH AN ELECTION
     OF GNYSB        STOCK ELECTION      CASH ELECTION           IS             NO-ELECTION
     SHARES**            SHARES            SHARES **         BEING MADE          SHARES**
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

A HOLDER OF SHARES OF GNYSB COMMON STOCK WHO ELECTS TO TENDER GNYSB COMMON STOCK PURSUANT TO THIS NOTICE OF GUARANTEED DELIVERY MUST (I) DELIVER A PROPERLY COMPLETED, VALID AND UNREVOKED LETTER OF TRANSMITTAL WITH RESPECT TO ALL GNYSB COMMON STOCK TENDERED HEREBY AND (II) DELIVER THEREWITH HIS OR HER GNYSB STOCK CERTIFICATES OR COMPLETE THE PROCEDURE FOR DELIVERY BY BOOK-ENTRY TRANSFER OF SUCH SHARES, WITHIN THREE (3) TRADING DAYS AFTER EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY.

AFC RESERVES THE RIGHT TO DEEM THAT YOU HAVE MADE A "NO-ELECTION" IF:

(A) NO CHOICE IS INDICATED ABOVE;

(B) YOU FAIL TO FOLLOW THE INSTRUCTIONS ON THE LETTER OF TRANSMITTAL (INCLUDING SUBMISSION OF YOUR GNYSB STOCK CERTIFICATES)* OR OTHERWISE FAIL TO PROPERLY MAKE AN ELECTION;

(C) A COMPLETED LETTER OF TRANSMITTAL (INCLUDING SUBMISSION OF YOUR GNYSB STOCK CERTIFICATES) OR THIS NOTICE OF GUARANTEED DELIVERY IS NOT ACTUALLY RECEIVED BY OCTOBER 17, 1997, THE ELECTION DEADLINE; OR

(D) YOU OWN LESS THAN 100 SHARES OF GNYSB COMMON STOCK AND DO NOT MAKE A CASH ELECTION.
---------------

 * IF YOUR STOCK CERTIFICATE(S) HAS BEEN EITHER LOST, STOLEN OR DESTROYED AND YOU REQUIRE ASSISTANCE IN REPLACING IT/THEM, CALL THE INFORMATION AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., TOLL-FREE AT (888) 213-0887 IMMEDIATELY TO RECEIVE INSTRUCTIONS REGARDING REPLACEMENT. SEE ALSO INSTRUCTION 12 IN THE LETTER OF TRANSMITTAL. YOU CANNOT SUBMIT AN EFFECTIVE LETTER OF TRANSMITTAL WITHOUT ATTACHING YOUR GNYSB STOCK CERTIFICATES THERETO OR COMPLETING THE PROCEDURES FOR DELIVERY BY BOOK-ENTRY TRANSFER.

** ANY HOLDER OF GNYSB COMMON STOCK WHO OWNS LESS THAN 100 SHARES MUST ELECT THE
   CASH ELECTION OR BE TREATED AS HAVING MADE A NO-ELECTION.

     Under the Taxpayer Relief Act of 1997, capital gain realized by holders of GNYSB Common Stock may qualify for the 20% maximum tax (10% in the case of such a taxpayer in the 15% ordinary income tax bracket) on capital gains if the GNYSB Common Stock exchanged was held for at least 18 months, and for the 28% maximum tax on capital gains if such GNYSB Common Stock was held for more than one year and less than 18 months. If you acquired shares of GNYSB Common Stock on different dates or at different prices and make a Split Election, you may designate below the certificate number for each GNYSB Common Stock certificate that represents shares of GNYSB Common Stock for which cash is to be received. To insure proper tax treatment, you (or, if you are acting through a broker or other agent, such broker or agent) should retain records of the particular Shares that are exchanged for cash.
--------------------------------------------------------------------------------

                                             FOR SPLIT ELECTIONS ONLY
------------------------------------------------------------------------------------------------------------------
                   CERTIFICATE NUMBER
              (PLEASE LIST BELOW -- ATTACH
              ADDITIONAL LIST IF NECESSARY)                         NUMBER OF SHARES EXCHANGED FOR CASH
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Check one box if Shares will be delivered by     Name(s) of Record Holder(s):
book-entry transfer: [ ] The Depository Trust
Company                                          ---------------------------------------------
[ ] Philadelphia Depository Trust Company        ---------------------------------------------
Account Number:                                  ---------------------------------------------
  -------------------------------------------    (Please Print)
Date:
---------------------------------------------    Address(es):
                                                 ---------------------------------------
                                                 =============================================
                                                 ---------------------------------------------
                                                 Daytime Area Code
                                                 and Tel. No.
                                                 ---------------------------------------
                                                 Signature(s):
                                                 ---------------------------------------
                                                 ---------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an "Eligible Institution" (as defined in the Supplement under "Election, Allocation and Proration Procedures -- Election Procedures") guarantees (a) that the above named person(s) own(s) the shares of GNYSB Common Stock tendered hereby and (b) delivery to the Exchange Agent of either the shares of GNYSB Common Stock tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such shares of GNYSB Common Stock into the Exchange Agent's account at a book-entry transfer facility, and any other required documents, including a Letter of Transmittal, all no later than three (3) Trading Days following execution of this Notice of Guaranteed Delivery.

SIGN HERE

--------------------------------------------------------------------------------
                                  NAME OF FIRM

--------------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

--------------------------------------------------------------------------------
                              NAME (PLEASE PRINT)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ADDRESS

--------------------------------------------------------------------------------
                                    ZIP CODE

--------------------------------------------------------------------------------
                          AREA CODE AND TELEPHONE NO.
Date:
--------------------------------------------------------------------------------

     DO NOT SEND GNYSB COMMON STOCK CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF GNYSB COMMON STOCK CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE EXECUTED LETTER OF TRANSMITTAL.